Exhibit 4.19

EXECUTION VERSION

CO-LENDER AGREEMENT

Dated as of January 13, 2017

by and between

CITIGROUP GLOBAL MARKETS REALTY CORP.
(Initial Note A-1 Holder)

and

CITIGROUP GLOBAL MARKETS REALTY CORP.
(Initial Note A-2 Holder)

Parts Consolidation Center Mortgage Loan

-i-

THIS CO-LENDER AGREEMENT (this “Agreement”), dated as of January 13, 2017 by and between CITIGROUP GLOBAL MARKETS REALTY CORP. (“CGMRC” and together with its successors and assigns in interest, in its capacity as initial owner of the Note A-1, the “Initial Note A-1 Holder”, and in its capacity as the initial agent, the “Initial Agent”) and CGMRC (together with its successors and assigns in interest, in its capacity as initial owner of the Note A-2, the “Initial Note A-2 Holder” and, together with the Initial Note A-1 Holder, the “Initial Note Holders”).

W I T N E S S E T H:

WHEREAS, pursuant to the Mortgage Loan Agreement (as defined herein), CGMRC originated a certain loan (the “Mortgage Loan”) described on the schedule attached hereto as Exhibit A (the “Mortgage Loan Schedule”) to the mortgage loan borrower described on the Mortgage Loan Schedule (the “Mortgage Loan Borrower”), which was evidenced, inter alia, by a promissory note, dated as of December 14, 2016, in the original principal amount of $22,750,000 (the “Original Note”) made by the Borrower in favor of CGMRC, and secured by a first mortgage (as amended, modified or supplemented, the “Mortgage”) on certain real property located as described on the Mortgage Loan Schedule (the “Mortgaged Property”);

WHEREAS, CGMRC and the Mortgage Loan Borrower have agreed, pursuant to that certain Note Splitter and Loan Modification Agreement dated as of January 13, 2017 between such parties, to split the Original Note into two promissory notes (as amended, modified or supplemented, the “Notes”) and the Mortgage Loan Borrower has executed and delivered to CGMRC (i) one promissory note in the original principal amount of $12,750,000 (“Note A-1”) made by the Mortgage Loan Borrower in favor of the Initial Note A-1 Holder and (ii) one promissory note in the original principal amount of $10,000,000 (“Note A-2”) made by the Mortgage Loan Borrower in favor of the Initial Note A-2 Holder;

WHEREAS, the Initial Note A-1 Holder and the Initial Note A-2 Holder desire to enter into this Agreement to memorialize the terms under which they, and their successors and assigns, shall hold Note A-1 and Note A-2, respectively;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1.           Definitions. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms or any one or more analogous terms in the Lead Securitization Servicing Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“Affiliate” shall have the meaning set forth in the Lead Securitization Servicing Agreement.

“Agent” shall mean the Initial Agent or such Person to whom the Initial Agent shall assign or delegate its duties hereunder, and at any time that the Lead Securitization Note is included in the Lead Securitization, shall mean the Master Servicer as of such time.

“Agent Office” shall mean the designated office of the Agent, which office at the date of this Agreement is the office of the Initial Note A-1 Holder listed on Exhibit B hereto, and which is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Note Holders.

“Agreement” shall mean this Co-Lender Agreement, the exhibits and schedule hereto and all amendments hereof and supplements hereto.

“Approved Servicer” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“Asset Representations Reviewer” shall mean Park Bridge Lender Services LLC or its successor in interest, or any successor asset representations reviewer appointed as provided in the Lead Securitization Servicing Agreement.

“Asset Review” shall mean any review of representations and warranties conducted by the Non-Lead Asset Representations Reviewer, as contemplated by Item 1101(m) of Regulation AB.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“CDO” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“CDO Asset Manager” with respect to any Securitization Vehicle which is a CDO, shall mean the entity which is responsible for managing or administering a Note as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of such Note).

“Certificate Administrator” shall mean Wells Fargo Bank, National Association or its successor in interest, or any successor certificate administrator appointed as provided in the Lead Securitization Servicing Agreement.

“CGMRC” shall have the meaning assigned to such term in the preamble to this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Commission” shall have the meaning assigned to such term in Section 2(c)(ix).

“Conduit” shall have the meaning assigned to such term in Section 14(d).

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“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 14(d).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 14(d).

“Control” shall mean the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controls”, “Controlling” and “Controlled” shall have meanings correlative to the foregoing.

“Controlling Note Holder” shall mean:

(a)       the Note A-1 Holder, if and for so long as 50% or less of Note A-1 is owned by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower; and

(b)       the Note A-2 Holder, if and for so long as (i) the owner(s) of more than 50% of Note A-1 is the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower and (ii) no more than 50% of Note A-2 is owned by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower.

If 50% or more of each Note is owned by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower, no Person shall be entitled to exercise the rights of the Controlling Note Holder.

At any time that Note A-1 is included in a Securitization, references to the “Controlling Note Holder” shall mean the Lead Securitization Subordinate Class Representative or any other party assigned the rights to exercise the rights of the “Controlling Note Holder” hereunder, as and to the extent provided in the related Lead Securitization Servicing Agreement.

“Controlling Note Holder Representative” shall have the meaning assigned to such term in Section 6(a).

“DBRS” shall mean DBRS, Inc., and its successors in interest.

“Depositor” shall mean Citigroup Commercial Mortgage Securities Inc.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” as defined in the Mortgage Loan Agreement.

“Fitch” shall mean Fitch Ratings, Inc., and its successors in interest.

“Initial Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

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“Initial Note A-1 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-2 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note Holders” shall have the meaning assigned to such term in the preamble to this Agreement.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of the Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Mortgage Loan Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Mortgage Loan Borrower or any other action concerning the adjustment of the debts of the Mortgage Loan Borrower, the cessation of business by the Mortgage Loan Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Mortgage Loan Borrower in a transaction permitted under the Mortgage Loan Documents; provided, however, that following any such permitted transaction affecting the title to the Mortgaged Property, the Mortgage Loan Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Mortgaged Property from time to time as may be permitted pursuant to the Mortgage Loan Documents; provided, further, however, that for the purposes of this definition, in the event that more than one entity comprises the Mortgage Loan Borrower, the term “Mortgage Loan Borrower” shall refer to any such entity.

“Interest Rate” shall mean the Interest Rate (as defined in the Mortgage Loan Documents).

“Interested Person” shall mean the Depositor, the Non-Lead Depositor, the Master Servicer, the Non-Lead Master Servicer, the Special Servicer, the Non-Lead Special Servicer, the Non-Lead Trustee, any Mortgage Loan Borrower, any manager of any Mortgaged Property, any independent contractor engaged by any of the foregoing parties, the Operating Advisor, the Non-Lead Operating Advisor, the Controlling Note Holder Representative, the Non-Controlling Note Holder or the Non-Controlling Note Holder Representative, any holder of a related mezzanine loan, or any known Affiliate of any such party described above.

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CDO, shall mean a trust vehicle or entity which holds any Note as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

“KBRA” shall mean Kroll Bond Rating Agency, Inc. and its successors in interest.

“Lead Securitization” shall mean the Securitization of Note A-1 in a Securitization Trust to be designated by the Initial Note A-1 Holder.

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“Lead Securitization Note” shall mean Note A-1.

“Lead Securitization Note Holder” shall mean the Note A-1 Holder.

“Lead Securitization Servicing Agreement” shall mean the pooling and servicing agreement to be entered into in connection with the Securitization of Note A-1 and issuance of the CD 2017-CD3 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2017-CD3, between the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer, the Certificate Administrator and the Trustee. The Servicing Standard in the Lead Securitization Servicing Agreement shall require, among other things, that each Servicer, in servicing the Mortgage Loan, must take into account the interests of each Note Holder.

“Lead Securitization Subordinate Class Representative” shall mean the “Controlling Class Representative” (or any term substantially similar thereto) as defined in the Lead Securitization Servicing Agreement.

“Lead Securitization Trust” shall mean the Securitization Trust created in connection with the Lead Securitization.

“Loan Combination Custodial Account” shall mean the “Loan Combination Custodial Account” or analogous account established for the Mortgage Loan pursuant to the Lead Securitization Servicing Agreement.

“Major Decisions” shall have the meaning given to such term or any analogous term in the Lead Securitization Servicing Agreement; provided that, at any time that neither Note A-1 nor Note A-2 is included in the Lead Securitization, “Major Decision” shall mean, collectively,

(i)        any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing the Mortgage Loan if it comes into and continues in default;

(ii)       any modification, consent to a modification or waiver of a monetary term (other than Penalty Charges if the Mortgage Loan is not a Specially Serviced Loan) or material non-monetary term (including, without limitation, a modification with respect to the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of the Mortgage Loan or any extension of the Maturity Date of the Mortgage Loan;

(iii)      any sale of the Mortgage Loan (when it is a Defaulted Mortgage Loan) or REO Property (other than in connection with the termination of the Trust Fund) for less than the applicable Purchase Price;

(iv)      any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

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(v)       any release of collateral or any acceptance of substitute or additional collateral for the Mortgage Loan, or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings or if otherwise required pursuant to the specific terms of the Mortgage Loan and for which there is no lender discretion;

(vi)      any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the Mortgage Loan or, if lender consent is required, any consent to such waiver or consent to a transfer of the Mortgaged Property or interests in the Mortgage Loan Borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(vii)     any property management company changes or franchise changes (in each case, to the extent the lender is required to consent or approve under the Mortgage Loan Documents);

(viii)    releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves other than those required pursuant to the specific terms of the Mortgage Loan and for which there is no lender discretion;

(ix)      any acceptance of an assumption agreement or any other agreement permitting transfer of interests in the Mortgage Loan Borrower or a guarantor releasing the Mortgage Loan Borrower or a guarantor from liability under the Mortgage Loan other than pursuant to the specific terms of the Mortgage Loan and for which there is no lender discretion;

(x)        the determination of the Special Servicer pursuant to clause (b) or clause (c) of the definition of “Specially Serviced Loan” in the Lead Securitization Servicing Agreement;

(xi)       following a default or an event of default with respect to the Mortgage Loan, any acceleration of the Mortgage Loan, or initiation of judicial, bankruptcy or similar proceedings under the Mortgage Loan Documents or with respect to the Mortgage Loan Borrower or Mortgaged Property;

(xii)      any modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Mortgage Loan, or an action to enforce rights with respect thereto;

(xiii)     any determination of an Acceptable Insurance Default;

(xiv)    any proposed modification or waiver of any material provision in the Mortgage Loan Documents governing the type, nature or amount of insurance

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coverage required to be obtained and maintained by the Mortgage Loan Borrower; and

(xv)     any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property.

“Master Servicer” shall mean Midland Loan Services, a Division of PNC Bank, National Association or its successor in interest, or any successor master servicer appointed as provided in the Lead Securitization Servicing Agreement.

“Master Servicer Remittance Date” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors in interest.

“Morningstar” shall mean Morningstar Credit Ratings, LLC, and its successors in interest.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Agreement” shall mean the Loan Agreement, dated as of December 14, 2016, between the Mortgage Loan Borrower, as borrower, and Citigroup Global Markets Realty Corp., as lender, as the same may be further amended, restated, supplemented or otherwise modified from time to time, subject to the terms hereof.

“Mortgage Loan Borrower” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Borrower Related Party” shall have the meaning assigned to such term in Section 13.

“Mortgage Loan Documents” shall mean, with respect to the Mortgage Loan, the Mortgage Loan Agreement, the Mortgage, the Notes and all other documents now or hereafter evidencing and securing the Mortgage Loan.

“Mortgage Loan Schedule” shall have the meaning assigned to such term in the recitals.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“Non-Controlling Note Holder” means the Note Holder that is not the Controlling Note Holder.

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“Non-Controlling Note Holder Representative” shall have the meaning assigned to such term in Section 6(c).

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Servicer on behalf of the Note Holders to make such payments free of any obligation or liability for withholding.

“Non-Lead Asset Representations Reviewer” shall mean the party acting as “asset representations reviewer” (within the meaning of Item 1101(m) of Regulation AB) under the Non-Lead Securitization Servicing Agreement.

“Non-Lead Certificate Administrator” shall mean the certificate administrator or other analogous term under the Non-Lead Securitization Servicing Agreement.

“Non-Lead Depositor” shall mean the “depositor” under the Non-Lead Securitization Servicing Agreement.

“Non-Lead Master Servicer” shall mean the applicable “master servicer” under the Non-Lead Securitization Servicing Agreement.

“Non-Lead Operating Advisor” shall mean the trust advisor, operating advisor or other analogous term under the Non-Lead Securitization Servicing Agreement.

“Non-Lead Securitization” shall mean the first sale by the Note A-2 Holder of all or a portion of Note A-2 to the Non-Lead Depositor who will in turn include such portion of Note A-2 as part of the securitization of one or more mortgage loans.

“Non-Lead Securitization Determination Date” shall mean the “determination date” (or any term substantially similar thereto) as defined in the Non-Lead Securitization Servicing Agreement.

“Non-Lead Securitization Note” shall mean Note A-2.

“Non-Lead Securitization Note Holder” shall mean the Note A-2 Holder.

“Non-Lead Securitization Servicing Agreement” shall mean from and after the date the Non-Lead Securitization Note is included in the Non-Lead Securitization, the servicing agreement, trust and servicing agreement or pooling and servicing agreement entered into in connection with the Non-Lead Securitization.

“Non-Lead Securitization Subordinate Class Representative” shall mean the holders of the majority of the class of securities issued in the Securitization of the Non-Lead Securitization Note designated as the “controlling class” pursuant to the Non-Lead Securitization Servicing Agreement or their duly appointed representative.

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“Non-Lead Securitization Trust” shall mean the Securitization Trust that holds the Non-Lead Securitization Note.

“Non-Lead Special Servicer” shall mean the applicable “special servicer” under the Non-Lead Securitization Servicing Agreement.

“Non-Lead Sponsor” shall mean the Note A-2 Holder in its capacity as the sponsor with respect to the Non-Lead Securitization Note in connection with the Non-Lead Securitization.

“Non-Lead Trustee” shall mean the applicable “trustee” under the Non-Lead Securitization Servicing Agreement.

“Note A-1” shall have the meaning assigned to such term in the recitals.

“Note A-1 Holder” shall mean the Initial Note A-1 Holder or any subsequent holder of Note A-1, as applicable.

“Note A-1 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A-1 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-1 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-2” shall have the meaning assigned to such term in the recitals.

“Note A-2 Holder” shall mean the Initial Note A-2 Holder or any subsequent holder of Note A-2, as applicable.

“Note A-2 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A-2 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-2 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note Holders” shall mean collectively, the Note A-1 Holder and the Note A-2 Holder.

“Note Pledgee” shall have the meaning assigned to such term in Section 14(c).

“Note Register” shall have the meaning assigned to such term in Section 15.

“Notes” shall mean, collectively, Note A-1 and Note A-2, as each such note is amended, modified, supplemented or split.

“Operating Advisor” shall mean Park Bridge Lender Services LLC or its successor in interest, or any successor operating advisor appointed as provided in the Lead Securitization Servicing Agreement.

“Original Note” shall have the meaning assigned to such term in the recitals.

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“Other Operating Advisor Consultation Trigger Event” shall mean with respect to any Regulation RR Other PSA, an “Operating Advisor Consultation Trigger Event” (or analogous concept) under such related Regulation RR Other PSA.

“P&I Advance” shall mean an advance made by a party to either Securitization Servicing Agreement in respect of a delinquent monthly debt service payment on the Note securitized pursuant to such Securitization Servicing Agreement.

“Percentage Interest” shall mean, (a) with respect to the Note A-1 Holder, a fraction, expressed as a percentage, the numerator of which is the Note A-1 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance and the Note A-2 Principal Balance, and (b) with respect to the Note A-2 Holder, a fraction, expressed as a percentage, the numerator of which is the Note A-2 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance and the Note A-2 Principal Balance.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit C attached hereto and made a part hereof or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Pledge” shall have the meaning assigned to such term in Section 14(c).

“Pro Rata and Pari Passu Basis” shall mean with respect to the Notes and the Note Holders, the allocation of any particular payment, collection, cost, expense, liability or other amount between such Notes or such Note Holders, as the case may be, without any priority of any such Note or any such Note Holder over another such Note or Note Holder, as the case may be, and in any event such that each Note or Note Holder, as the case may be, is allocated its respective Percentage Interest of such particular payment, collection, cost, expense, liability or other amount.

“Qualified Institutional Lender” shall mean each of the Initial Note Holders and any other U.S. Person that is:

(a)       an entity Controlled by, Controlling or under common Control with, or either of, the Initial Note Holders, or

(b)       the trustee on behalf of the trust certificates issued pursuant to a master trust agreement involving a CDO comprised of, or other securitization vehicle involving, assets deposited or transferred by a Note Holder and/or one or more Affiliates (whether with assets from others or not), provided that the securities issued in connection with such CDO or other securitization vehicle are rated by each of the Rating Agencies that assigned a rating to one or more classes of securities issued in connection with the Lead Securitization, or

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(c)       one or more of the following:

(i)        an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)       an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended, or

(iii)      a Qualified Trustee in connection with (a) a securitization of, (b) the creation of collateralized debt obligations (“CDO”) secured by, or (c) a financing through an “owner trust” of, a Note or any interest therein (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by at least two (2) of the Rating Agencies that assigned a rating to one or more classes of securities issued in connection with a Securitization; (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer of such Securitization Vehicle has a Required Special Servicer Rating or is otherwise acceptable to the Rating Agencies rating each Securitization (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Note or any interest therein in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CDO Asset Manager which is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clauses (i), (ii), (iv) or (v) of this definition, or

(iv)      an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $250,000,000, in which (A) any Initial Note Holder, (B) a person that is otherwise a Qualified Institutional Lender under clause (i), (ii) or (v) (with respect to an institution substantially similar to the entities referred to in clause (i) or (ii) above), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle, and provided that at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders (without regard to the capital surplus/equity and total asset requirements set forth below in the definition), or

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(v)       an institution substantially similar to any of the foregoing, and in the case of any entity referred to in clause (c)(i), (ii), (iii), (iv)(B) or (v) of this definition, (x) such entity has at least $200,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm or similar fiduciary) and at least $600,000,000 in total assets (in name or under management), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Mortgage Loan (or mezzanine loans with respect thereto) or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (iv)(B) above, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity; or

(d)       any entity Controlled by any of the entities described in clause (c)(i), (ii), (iv)(B) or (v) of this definition or approved by the Rating Agencies hereunder as a Qualified Institutional Lender for purposes of this Agreement, or as to which the Rating Agencies have stated they would not review such entity in connection with the subject transfer.

“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the applicable Rating Agencies.

“Rating Agencies” shall mean DBRS, Fitch, KBRA, Moody’s, Morningstar and S&P and their respective successors in interest or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably designated by any Note Holder to rate the securities issued in connection with the Securitization of the related Note; provided, however, that, at any time during which the Mortgage Loan is an asset of one or more Securitizations, “Rating Agencies” or “Rating Agency” shall mean only those rating agencies that are engaged from time to time to rate the securities issued in connection with the Securitizations of the Notes.

“Rating Agency Confirmation” shall mean (i) prior to a Securitization, with respect to any matter that each applicable Rating Agency shall have confirmed in writing (which may be in electronic form) that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current ratings assigned by such Rating Agency to any securities issued in connection with any Securitization; provided, however, that a written waiver or other acknowledgment or course of conduct from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought shall be deemed to satisfy the requirement for the Rating Agency Confirmation from each Rating Agency with respect to such matter, and (ii) after a

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Securitization, the meaning given thereto or to any analogous term in the Lead Securitization Servicing Agreement including any deemed Rating Agency Confirmation.

“Redirection Notice” shall have the meaning assigned to such term in Section 14(c).

“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been or may hereafter be from time to time provided by the Commission or by the staff of the Commission, in each case as effective from time to time as of the compliance dates specified therein.

“Regulation RR Other PSA” shall have the meaning assigned to such term in Section 2(c)(xix) of this Agreement.

“REMIC” shall have the meaning assigned to such term in Section 5(e).

“Required Special Servicer Rating” shall mean with respect to a special servicer (i) in the case of Fitch, a rating of “CSS3”, (ii) in the case of S&P, such special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) in the case of Moody’s, such special servicer is acting as special servicer for one or more loans included in a commercial mortgage loan securitization that was rated by Moody’s within the twelve (12) month period prior to the date of determination, and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage loans, (iv) in the case of Morningstar, such special servicer is currently acting as Special Servicer on a deal or transaction-level basis for all or a significant portion of the related mortgage loans in one or more other commercial mortgage-backed securitizations, and Morningstar has not, with respect to any such other transactions, qualified, downgraded or withdrawn its rating or ratings on one or more classes of securities issued in such transactions, and (v) in the case of DBRS or KBRA, DBRS or KBRA, as applicable, has not cited servicing concerns of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination.

“Risk Retention Requirements” shall mean the credit risk retention requirements of Section 15G of the Exchange Act (15 U.S.C. §78o-11), as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Risk Retention Rules” shall mean the joint final rule that was promulgated to implement the Risk Retention Requirements (which such joint final rule has been codified, inter alia, at 17 C.F.R. § 246), as such rule may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Federal Housing Finance Agency, the Commission and the Department of Housing and Urban Development in the adopting release (79 Fed. Reg. 77601 et seq.) or by the

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staff of any such agency, or as may be provided by any such agency or its staff from time to time, in each case, as effective from time to time as of the applicable compliance date specified therein. Any reference to a “Rule” within the Risk Retention Rules shall mean the subsection of the Risk Retention Rules identified with the same corresponding number as the referenced “Rule”. For example, “Rule 7 of the Risk Retention Rules” means 17 C.F.R. § 246.7.

“S&P” shall mean S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and its successors in interest.

“Securitization” shall mean one or more sales by a Note Holder of all or a portion of such Note to a depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Securitization Date” shall mean the effective date on which the Securitization of the first Note or portion thereof is consummated.

“Securitization Servicing Agreement” shall mean the Lead Securitization Servicing Agreement or the Non-Lead Securitization Servicing Agreement.

“Securitization Trust” shall mean a trust formed pursuant to a Securitization.

“Securitization Vehicle” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“Servicer” shall mean the Master Servicer or the Special Servicer, as the context may require.

“Servicer Termination Event” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, any analogous concept under the servicing agreement pursuant to which the Mortgage Loan is being serviced in accordance with the terms of this Agreement.

“Special Servicer” shall mean Midland Loan Services, a Division of PNC Bank, National Association or its successor in interest, or any successor special servicer appointed as provided in the Lead Securitization Servicing Agreement and this Agreement.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Transfer” shall have the meaning assigned to such term in Section 14.

“Trustee” shall mean Wells Fargo Bank, National Association or its successor in interest, or any successor trustee appointed as provided in the Lead Securitization Servicing Agreement.

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“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 which is eligible to elect to be treated as a U.S. Person).

Section 2. Servicing of the Mortgage Loan.

(a)       Each Note Holder acknowledges and agrees that, subject in each case to this Agreement, the Mortgage Loan shall be serviced from and after the Securitization Date, pursuant to the Lead Securitization Servicing Agreement; provided that the Master Servicer shall not be obligated to advance monthly payments of principal or interest in respect of any Note other than the Lead Securitization Note if such principal or interest is not paid by the Mortgage Loan Borrower but shall be obligated to advance delinquent real estate taxes, insurance premiums and other expenses related to the maintenance of the Mortgaged Property and maintenance and enforcement of the lien of the Mortgage thereon, subject to the terms of the Lead Securitization Servicing Agreement (including a determination of recoverability thereunder). Each Note Holder acknowledges that the other Note Holder may elect, in its sole discretion, to include its Note in a Securitization and agrees that it will, subject to Section 26, reasonably cooperate with such other Note Holder, at such other Note Holder’s expense, to effect such Securitization. Subject to the terms and conditions of this Agreement, each Note Holder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer, the Certificate Administrator, the Operating Advisor and the Trustee under the Lead Securitization Servicing Agreement by the Depositor, and the appointment of the Special Servicer as the initial Special Servicer under the Lead Securitization Servicing Agreement by the Depositor (subject to replacement by the Controlling Note Holder as provided herein) and agrees to reasonably cooperate with the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with the Lead Securitization Servicing Agreement. Each Note Holder hereby appoints the Master Servicer, the Special Servicer and the Trustee in the Lead Securitization as such Note Holder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Lead Securitization Servicing Agreement (subject at all times to the rights of the Note Holder set forth herein and in the Lead Securitization Servicing Agreement). In no event shall the Lead Securitization Servicing Agreement require the Servicer to enforce the rights of any Note Holder or limit the Servicer in enforcing the rights of one Note Holder against the other Note Holder; however, this statement shall not be construed to otherwise limit the rights of one Note Holder with respect to the other Note Holder. Each Servicer shall be required pursuant to the Lead Securitization Servicing Agreement to service the Mortgage Loan in accordance with the Servicing Standard, the terms of the Mortgage Loan Documents, the Lead Securitization Servicing Agreement and applicable law, and shall not take any action or refrain from taking any action or follow any direction inconsistent with the foregoing.

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At any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the Note Holders agree to cause the Mortgage Loan to be serviced by one or more servicers, each of which has been agreed upon by the Note Holders, pursuant to a servicing agreement that has servicing terms substantially similar to the Lead Securitization Servicing Agreement and all references herein to the “Lead Securitization Servicing Agreement” shall mean such subsequent servicing agreement; provided, however, that if the Non-Lead Securitization Note is in a Securitization, then a written confirmation shall have been obtained from each Rating Agency that the appointment of the servicer(s) pursuant to such servicing agreement would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the securities issued in connection with such Securitization; provided, further, however, that until a replacement servicing agreement has been entered into, the Lead Securitization Note Holder shall cause the Mortgage Loan to be serviced pursuant to the provisions of the Lead Securitization Servicing Agreement as if such agreement was still in full force and effect with respect to the Mortgage Loan, by the Servicer in the Lead Securitization or by any Person appointed by the Lead Securitization Note Holder that is a qualified servicer meeting the requirements of the Lead Securitization Servicing Agreement.

(b)       The Master Servicer shall be the lead master servicer on the Mortgage Loan, and from time to time it (or the Trustee, to the extent provided in the Lead Securitization Servicing Agreement) (i) shall be required to make Property Advances with respect to the Mortgage Loan, subject to the terms of the Lead Securitization Servicing Agreement and this Agreement, and (ii) may be required to make P&I Advances on the Lead Securitization Note, if and to the extent provided in the Lead Securitization Servicing Agreement and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to reimbursement for a Property Advance, first from funds on deposit in the Loan Combination Custodial Account for the Mortgage Loan that (in any case) represent amounts received on or in respect of the Mortgage Loan in the manner provided in the Lead Securitization Servicing Agreement, and then, in the case of Nonrecoverable Property Advances, if such funds on deposit in the Loan Combination Custodial Account are insufficient, from general collections of the Lead Securitization as provided in the Lead Securitization Servicing Agreement and from general collections of the Non-Lead Securitization as provided below. The Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to reimbursement for Advance Interest Amounts on a Property Advance or a Nonrecoverable Property Advance, in the manner and from the sources provided in the Lead Securitization Servicing Agreement, including from general collections of the Lead Securitization and, in the case of Property Advances, from general collections of the Non-Lead Securitization as provided below. Notwithstanding the foregoing, to the extent the Master Servicer, the Special Servicer or the Trustee, as applicable, obtains funds from general collections of the Lead Securitization as a reimbursement for a Nonrecoverable Property Advance or any Advance Interest Amounts on a Property Advance or a Nonrecoverable Property Advance, the Non-Lead Securitization Note Holder (including from general collections or any other amounts from the Non-Lead Securitization Trust) shall be required to, promptly following notice from the Master Servicer, reimburse the Lead Securitization for its pro rata share of such Nonrecoverable Property Advance or Advance Interest Amounts.

In addition, the Non-Lead Securitization Note Holder (including, but not limited to, the Non-Lead Securitization Trust) shall be required to, promptly following notice from the

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Master Servicer or the Special Servicer, pay or reimburse the Lead Securitization for the Non-Lead Securitization Note Holder’s pro rata share of any Additional Trust Fund Expenses with respect to the Mortgage Loan or the Mortgaged Property, any other fees, costs or expenses incurred in connection with the servicing and administration of the Mortgage Loan as to which the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Depositor, as applicable, is entitled to be reimbursed pursuant to the Lead Securitization Servicing Agreement, and any fees, costs or expenses related to obtaining a Rating Agency Confirmation, in each case to the extent amounts on deposit in the Loan Combination Custodial Account that are allocated to the Non-Lead Securitization Note are insufficient for reimbursement of such amounts (which such reimbursement shall be made, if the Non-Lead Securitization Note has been included in a Non-Lead Securitization, from general collections or any other amounts from such Non-Lead Securitization Trust). The Non-Lead Securitization Holder agrees to indemnify (i) (as and to the same extent the Lead Securitization Trust is required to indemnify each of the following parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of Lead Securitization Servicing Agreement) each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Depositor (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Lead Securitization Servicing Agreement in respect of other mortgage loans) and (ii) the Lead Securitization Trust (such parties in clause (i) and the Lead Securitization Trust, collectively, the “Indemnified Parties”) against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Mortgage Loan and the Mortgaged Property (or, with respect to the Operating Advisor, incurred in connection with the provision of services for the Mortgage Loan) under the Lead Securitization Servicing Agreement (collectively, the “Indemnified Items”) to the extent of its pro rata share of such Indemnified Items, and to the extent amounts on deposit in the Loan Combination Custodial Account that are allocated to the Non-Lead Securitization Note are insufficient for reimbursement of such amounts, the Non-Lead Securitization Note Holder shall be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse each of the applicable Indemnified Parties for its pro rata share of the insufficiency (including, if the Non-Lead Securitization Note has been included in a Non-Lead Securitization, from general collections or any other amounts from such Non-Lead Securitization Trust).

The Non-Lead Master Servicer may be required to make P&I Advances on the Non-Lead Securitization Note, from time to time, subject to the terms of the Non-Lead Securitization Servicing Agreement, the Lead Securitization Servicing Agreement and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the Lead Securitization Note based on the information that they have on hand and in accordance with the Lead Securitization Servicing Agreement. The Non-Lead Master Servicer and the Non-Lead Special Servicer and the Non-Lead Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the Non-Lead Securitization Note based on the information that they have on hand and in accordance with the Non-Lead Securitization Servicing Agreement. The Master Servicer and the Trustee, as applicable, and the Non-Lead Master Servicer or the Non-Lead Trustee shall be required to notify each other servicer and trustee with respect to a Securitization of the amount of

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its P&I Advance within two (2) Business Days of making such advance. If the Master Servicer, the Special Servicer or the Trustee, as applicable (with respect to the Lead Securitization Note) or the Non-Lead Master Servicer, the Non-Lead Special Servicer or the Non-Lead Trustee, as applicable (with respect to the Non-Lead Securitization Note), determines that a proposed P&I Advance, if made, would be non-recoverable or an outstanding P&I Advance is or would be non-recoverable, or if the Master Servicer, the Special Servicer or the Trustee, as applicable, subsequently determines that a proposed Property Advance would be non-recoverable or an outstanding Property Advance is or would be non-recoverable, then the Master Servicer or the Trustee (as provided in the Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by the Master Servicer, the Special Servicer or the Trustee) or the Non-Lead Master Servicer or the Non-Lead Trustee (as provided in the Non-Lead Securitization Servicing Agreement, in the case of the a determination of non-recoverability by the Non-Lead Master Servicer, the Non-Lead Special Servicer or the Non-Lead Trustee) shall notify the Master Servicer and the Trustee, or the Non-Lead Master Servicer and the Non-Lead Trustee, as the case may be, within two (2) Business Days of making such determination. Each of the Master Servicer, the Trustee, the Non-Lead Master Servicer and the Non-Lead Trustee, as applicable, will only be entitled to reimbursement for a P&I Advance that becomes non-recoverable and advance interest thereon first from the Loan Combination Custodial Account from amounts allocable to the Note for which such P&I Advance was made, and then, if funds are insufficient, (i) in the case of the Lead Securitization Note, from general collections of the Lead Securitization Trust, pursuant to the terms of the Lead Securitization Servicing Agreement and (ii) in the case of the Non-Lead Securitization Note, from general collections of the related Securitization Trust, as and to the extent provided in the Non-Lead Securitization Servicing Agreement.

(c)       The Lead Securitization Note Holder agrees that it shall cause the Lead Securitization Servicing Agreement to provide as follows (and to the extent such following provisions are not included in the Lead Securitization Servicing Agreement, they shall be deemed incorporated therein and made a part thereof):

(i)        the Master Servicer or Trustee shall be required to provide written notice to the Non-Lead Master Servicer and the Non-Lead Trustee of any P&I Advance it has made with respect to the Lead Securitization Note within two (2) Business Days of making such advance;

(ii)       if the Master Servicer determines that a proposed P&I Advance with respect to the Lead Securitization Note or Property Advance with respect to the Mortgage Loan, if made, or any outstanding P&I Advance or Property Advance previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer shall provide the Non-Lead Master Servicer written notice of such determination promptly after such determination was made together with such reports that the Master Servicer delivered to the Special Servicer or Trustee in connection with notification of its determination of nonrecoverability;

(iii)      the Master Servicer shall remit all payments received with respect to the Non-Lead Securitization Note, net of the servicing fees payable to the Master Servicer and Special Servicer with respect to such Non-Lead Securitization Note, and any other

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applicable fees and reimbursements payable to the Master Servicer, the Special Servicer and the Trustee, to the Non-Lead Securitization Note Holder by the earlier of (x) the Master Servicer Remittance Date (as defined in the Lead Securitization Servicing Agreement) and (y) the Business Day following the “determination date” (or any term substantially similar thereto) as defined in the Non-Lead Securitization Servicing Agreement (such determination date, the “Non-Lead Securitization Determination Date”), in each case as long as the date on which remittance is required under this clause (iii) is at least one (1) Business Day after the scheduled monthly payment date under the Mortgage Loan Agreement, provided, that any late collections received by the Master Servicer after the related due date under the Mortgage Loan shall be remitted by the Master Servicer in accordance with Section 2(c)(x) below;

(iv)      with respect to the Non-Lead Securitization Note that is held by a Securitization, the Master Servicer agrees to deliver or cause to be delivered or to make available to the Non-Lead Master Servicer all reports required to be delivered by the Master Servicer to the Certificate Administrator and the Trustee under the Lead Securitization Servicing Agreement (which shall include all loan-level reports constituting the CREFC® Investor Reporting Package (IRP)) pursuant to the terms of the Lead Securitization Servicing Agreement, to the extent related to the Mortgage Loan, the Mortgaged Property, the Non-Lead Securitization Note, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, by the earlier of (x) the Master Servicer Remittance Date and (y) the Business Day following the Non-Lead Securitization Determination Date, in each case so long as the date on which delivery is required under this clause (iv) is at least one (1) Business Day after the scheduled monthly payment date under the Mortgage Loan Agreement;

(v)       the Master Servicer and the Special Servicer, as applicable, shall provide (in electronic media) to the Non-Lead Securitization Note Holder all documents, certificates, instruments, notices, reports, operating statements, rent rolls and other information regarding the Mortgage Loan provided by it to any other party to the Lead Securitization Servicing Agreement at the time provided to such other party;

(vi)      the servicing duties of each of the Master Servicer and Special Servicer under the Lead Securitization Servicing Agreement shall include the duty to service the Mortgage Loan and all of the Notes on behalf of the Note Holders (including the respective trustees and certificateholders) in accordance with the terms and provisions of this Agreement, the Lead Securitization Servicing Agreement and the Servicing Standard;

(vii)     the Non-Lead Securitization Note Holder shall be entitled to the same indemnity as the Lead Securitization Note Holder under the Lead Securitization Servicing Agreement; each of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Custodian shall be required to (and shall require any Servicing Function Participant or Additional Servicer engaged by it to) indemnify each Certifying Person and the depositor of any public Other Securitization Trust, and their respective directors and officers and controlling persons, to the same extent that they indemnify the Depositor (as depositor in respect of the Lead

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Securitization) and each Certifying Person for (i) its failure to deliver the items in clause (viii) below in a timely manner, (ii) its failure to perform its obligations to such depositor or Non-Lead Trustee under Article X (or any article substantially similar thereto) of the Lead Securitization Servicing Agreement by the time required after giving effect to any applicable grace period or cure period, (iii) the failure of any Servicing Function Participant or Additional Servicer retained by it (other than a Mortgage Loan Seller Sub-Servicer) to perform its obligations to such depositor or trustee under such Article X (or any article substantially similar thereto) of the Lead Securitization Servicing Agreement by the time required and/or (iv) any Deficient Exchange Act Deliverable regarding, and delivered by or on behalf of, such party;

(viii)    with respect to the Non-Lead Securitization that is subject to reporting requirements under the Securities Act, the Exchange Act (including Rule 15Ga-1), and Regulation AB, (a) the Master Servicer, any primary servicer, the Special Servicer, the Trustee, the Certificate Administrator or other party acting as custodian for the Lead Securitization shall be required to deliver (and shall be required to cause each other servicer and servicing function participant (within the meaning of Items 1123 and 1122, respectively, of Regulation AB) retained or engaged by it to deliver; provided that such party shall only be required to use commercially reasonable efforts to cause a Mortgage Loan Seller Sub-Servicer to deliver), in a timely manner (i) the reports, certifications, compliance statements, accountants’ assessments and attestations, and information to be included in reports (including, without limitation, Form ABS-15G, Form 10-K, Form 10-D and Form 8-K), and (ii) upon request, any other materials specified in the Non-Lead Securitization Servicing Agreement, in the case of clauses (i) and (ii), as the Non-Lead Depositor or the Non-Lead Trustee reasonably believes, in good faith, are required in order for the Non-Lead Depositor or the Non-Lead Trustee to comply with (1) its obligations under the Securities Act, the Exchange Act (including Rule 15Ga-1), Regulation AB and Form SF-3 and (2) any applicable comment letter from the United States Securities and Exchange Commission (the “Commission”) or its obligations with respect to any Deficient Exchange Act Deliverable, (b) without limiting the generality of the foregoing (x) the Depositor or the related Holder shall provide or cause to be provided to the Non-Lead Depositor (and to counsel to the Non-Lead Depositor) and the Non-Lead Trustee (1) written notice (which may be by email) in a timely manner (but no later than three (3) Business Days prior to closing) of the occurrence of the Lead Securitization, and (2) no later than the closing date of the Lead Securitization, a copy of the Lead Securitization Servicing Agreement in an EDGAR-compatible format, and (y) the Master Servicer and Special Servicer (or any replacement Master Servicer or Special Servicer, as applicable) shall, upon reasonable prior written request, and subject to the right of the Master Servicer or the Special Servicer, as the case may be, to review and approve such disclosure materials, permit a holder of the Non-Lead Securitization Note to use such party’s description contained in the Lead Securitization prospectus (updated as appropriate by the Master Servicer or Special Servicer, as applicable, at the cost of the Non-Lead Sponsor) or contained in a Lead Securitization Form 8-K), for inclusion in the disclosure materials or a Form 8-K relating to any securitization of the Non-Lead Securitization Note, and (z) the Master Servicer and the Special Servicer (or any replacement Master Servicer or Special Servicer, as applicable), shall provide indemnification agreements, opinions and Regulation AB compliance letters as were or

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are being delivered with respect to the Lead Securitization (in each case, at the cost of the Non-Lead Sponsor), and (c) in connection with any amendment of the Lead Securitization Servicing Agreement, the Depositor shall provide written notice (which may be by email) of such proposed amendment to the Non-Lead Depositor and the Non-Lead Trustee no later than three (3) Business Days prior to the date of effectiveness of such amendment, and, on the date of effectiveness of such amendment to the Lead Securitization Servicing Agreement, provide a copy of such amendment in an EDGAR-compatible format to the Non-Lead Depositor and the Non-Lead Trustee. The Master Servicer and the Special Servicer shall each be required to provide certification and indemnification to any Certifying Person with respect to any applicable Sarbanes-Oxley Certification with respect to a Non-Lead Securitization;

(ix)      each of the Master Servicer, the Special Servicer, the Custodian and the Trustee and each Affected Reporting Party shall cooperate (and require each Servicing Function Participant and Additional Servicer retained by it to cooperate under the applicable Sub-Servicing Agreement), with the Non-Lead Depositor (including, without limitation, providing all due diligence information, reports, written responses, negotiations and coordination) to the same extent as such party is required to cooperate with the Lead Depositor under Article X (or any article substantially similar thereto) of the Lead Securitization Servicing Agreement and in connection with Deficient Exchange Act Deliverables. All respective reasonable out-of-pocket costs and expenses incurred by the Non-Lead Depositor (including reasonable legal fees and expenses of outside counsel to such depositor) in connection with the foregoing (other than those costs and expenses related to participation by the Non-Lead Depositor in any telephone conferences and meetings with the Commission and other costs the Non-Lead Depositor must bear pursuant to Article X (or any article substantially similar thereto) of the Lead Securitization Servicing Agreement) and any amendments to any reports filed with the Commission therewith shall be promptly paid by the applicable Affected Reporting Party upon receipt of an itemized invoice from such Non-Lead Depositor;

(x)       any late collections received by the Master Servicer from the Mortgage Loan Borrower that are allocable to the Non-Lead Securitization Note or reimbursable to the Non-Lead Master Servicer or the Non-Lead Trustee shall be remitted by the Master Servicer to the Non-Lead Master Servicer within one (1) Business Day of receipt of properly identified funds; provided, however, that to the extent any such amounts are received after 3:00 p.m. Eastern time on any given Business Day, the Master Servicer shall use commercially reasonable efforts to remit such amounts to the Non-Lead Master Servicer within one (1) Business Day of receipt of properly identified funds but, in any event, the Master Servicer shall remit such amounts within two (2) Business Days of receipt of properly identified funds; and provided, further, that in the event the Master Servicer is in receipt of properly identified funds that are not available to the Master Servicer, the Master Servicer may instead remit such amounts on the same Business Day that such properly identified funds become available to the Master Servicer;

(xi)      the Non-Lead Securitization Note Holder is an intended third-party beneficiary in respect of the rights afforded it under the Lead Securitization Servicing Agreement and the Non-Lead Master Servicer shall be entitled to enforce the rights of the

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Non-Lead Securitization Note Holder under this Agreement and the Lead Securitization Servicing Agreement;

(xii)      the Non-Lead Master Servicer and the Non-Lead Special Servicer shall each be a third-party beneficiary of the Lead Securitization Servicing Agreement with respect to all provisions therein expressly relating to compensation, reimbursement or indemnification of the Non-Lead Master Servicer or the Non-Lead Special Servicer, as the case may be, and the provisions regarding coordination of Advances;

(xiii)     if the Mortgage Loan becomes a Defaulted Mortgage Loan and the Special Servicer determines to sell the Lead Securitization Note in accordance with the Lead Securitization Servicing Agreement, it shall have the right and the obligation to sell both of the Notes as notes evidencing one whole loan in accordance with the terms of the Lead Securitization Servicing Agreement. In connection with any such sale, the Special Servicer shall provide notice to the Non-Lead Master Servicer who shall provide notice to the Non-Controlling Note Holder of the planned sale and of the Non-Controlling Note Holder’s opportunity to submit an offer on the Mortgage Loan;

(xiv)    the Lead Securitization Servicing Agreement shall not be amended in any manner that materially and adversely affects the Non-Lead Securitization Note Holder without the consent of the Non-Lead Securitization Note Holder;

(xv)     to the extent related to the Mortgage Loan, the Master Servicer or the Special Servicer, Rating Agency Confirmation shall be provided with respect to the commercial mortgage pass-through certificates issued in connection with the Non-Lead Securitization to the same extent provided with respect to the commercial mortgage pass-through certificates issued in connection with the Lead Securitization;

(xvi)    Servicer Termination Events with respect to the Master Servicer and the Special Servicer shall include: (i) solely with respect to the Master Servicer, the failure to timely remit payments to the Non-Lead Securitization Note Holder, which failure continues unremedied for one (1) Business Day following the date on which such payment was to be made; (ii) solely with respect to the Special Servicer, the failure to deposit into any REO Account any amount required to be so deposited within two (2) Business Days after the date such deposit was to be made, or the failure to remit to the Master Servicer for deposit into the Collection Account or the related Loan Combination Custodial Account, as applicable, any amount required to be so remitted by the Special Servicer within one (1) Business Day after the date such remittance was to be made; (iii) the qualification, downgrade or withdrawal, or placing on “watch status” in contemplation of a rating downgrade or withdrawal of the ratings of any class of certificates issued in connection with the Non-Lead Securitization by the rating agencies rating such securities (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by such rating agencies within sixty (60) days of actual knowledge of such event by the Master Servicer or the Special Servicer, as the case may be), and publicly citing servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or a material factor in such rating action; and (iv) the failure to provide to the Non-Lead Securitization Note Holder (if and to the extent

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required under the Non-Lead Securitization) reports required under the Exchange Act, and the rules and regulations thereunder, in a timely fashion. Upon the occurrence of such a Servicer Termination Event with respect to the Master Servicer affecting the Non-Lead Securitization Note Holder and the Master Servicer is not otherwise terminated pursuant to the Lead Securitization Servicing Agreement, the Trustee shall, upon the direction of the Non-Lead Securitization Note Holder, require the appointment of a subservicer with respect to the Non-Lead Securitization Note. Upon the occurrence of a Servicer Termination Event with respect to the Special Servicer affecting the Non-Lead Securitization Note Holder and the Special Servicer is not otherwise terminated pursuant to the Lead Securitization Servicing Agreement, the Trustee shall, upon direction of the Non-Lead Securitization Note Holder, terminate the Special Servicer with respect to, but only with respect to, the Mortgage Loan;

(xvii)   upon any resignation of the Master Servicer or the Special Servicer, any termination of the Master Servicer or Special Servicer and/or any replacement thereof, any appointment of a successor to the Master Servicer or Special Servicer, or the effectiveness of any designation of a new Special Servicer, the Trustee or Certificate Administrator shall promptly (and in any event no later than three (3) Business Days prior to the effective date of such resignation, termination, replacement and/or appointment of a Master Servicer or Special Servicer) provide written notice thereof to the Non-Lead Trustee, the Non-Lead Master Servicer, and the Non-Lead Depositor, and the Non-Lead Depositor, together with any information reasonably required (including, without limitation, any disclosure required under Item 1108 of Regulation AB) for the related Non-Lead Securitization to comply with any applicable reporting obligations under the Exchange Act; provided, that such notice shall not be deemed to be provided unless receipt thereof has been confirmed in writing (which may be by email) from the Non-Lead Depositor;

(xviii)  if the Non-Lead Securitization Note becomes the subject of an Asset Review pursuant to the Non-Lead Securitization Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Custodian shall reasonably cooperate with the Non-Lead Asset Representations Reviewer in connection with such Asset Review by providing the Non-Lead Asset Representations Reviewer with any documents reasonably requested by the Non-Lead Asset Representations Reviewer, but only to the extent (x) such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Custodian, as the case may be, and (y) the Non-Lead Asset Representations Reviewer has not been able to obtain such documents from the related mortgage loan seller;

(xix)     with respect to a Non-Lead Securitization Servicing Agreement that satisfies the Risk Retention Rules in whole or in part through the purchase by a third party purchaser of an eligible horizontal residual interest pursuant to Rule 7 of the Risk Retention Rules (a “Regulation RR Other PSA”), at any time that the Special Servicer has received written notice of such Regulation RR Other PSA and that an Other Operating Advisor Consultation Trigger Event has occurred under such Regulation RR Other PSA because such eligible horizontal residual interest has been reduced as set forth under Rule 7(b)(6)(iv) of the Risk Retention Rules, the Special Servicer shall be required

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to consult with the operating advisor under such Non-Lead Securitization Servicing Agreement with respect to any “major decisions” (or analogous term) to be taken under the Lead Securitization Servicing Agreement with respect to the Mortgage Loan (which, for the avoidance of doubt, includes (i) any material modification of, or waiver with respect to, any provision of the Loan Agreement (including the Mortgage), (ii) foreclosure upon or comparable conversation of the ownership of the Mortgaged Property, and (iii) any acquisition of the Mortgaged Property). Such consultation shall be on a non-binding basis and shall be performed in accordance with the same process for consultations between the Special Servicer and the Operating Adviser with respect to Major Decisions under the Lead Securitization Servicing Agreement; and

(xx)      any conflict between the Lead Securitization Servicing Agreement and this Agreement shall be resolved in favor of this Agreement.

(d)       The Non-Lead Securitization Note Holder agrees that it shall cause the Non-Lead Securitization Servicing Agreement to provide as follows (and to the extent such following provisions are not included in the Non-Lead Securitization Servicing Agreement, they shall be deemed incorporated therein and made a part thereof):

(i)        the Non-Lead Securitization Note Holder shall be responsible for its pro rata share of any Nonrecoverable Property Advances (and advance interest thereon) and any Additional Trust Fund Expenses, but only to the extent that they relate to servicing and administration of the Notes and the Mortgaged Property, including without limitation, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees relating to the Notes, and that in the event that the funds received with respect to each respective Note are insufficient to cover such Property Advances or Additional Trust Fund Expenses, (A) the Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Lead Securitization Trust, as applicable, out of general funds in the collection account (or equivalent account) established under the Non-Lead Securitization Servicing Agreement for the Non-Lead Securitization Note Holder’s pro rata share of any such Nonrecoverable Property Advances (together with advance interest thereon) and/or other Additional Trust Fund Expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property), and (B) if the Lead Securitization Servicing Agreement permits the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee to reimburse itself from the Lead Securitization Trust’s general account, then the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may do so, and the Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse the Lead Securitization Trust out of general funds in the collection account (or equivalent account) established under the Non-Lead Securitization Servicing Agreement for the Non-Lead Securitization Note Holder’s pro rata share of any such Nonrecoverable Property Advances (together with advance interest thereon) and/or Additional Trust Fund Expenses (including compensation due to the Master Servicer and the Special Servicer to

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the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property);

(ii)       each of the Indemnified Parties shall be indemnified (as and to the same extent the Lead Securitization Trust is required to indemnify each of such Indemnified Parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of the Lead Securitization Servicing Agreement and, in the case of the Lead Securitization Trust, to the extent of any Additional Trust Fund Expenses with respect to the Mortgage Loan) by the Non-Lead Securitization Trust, against any of the Indemnified Items to the extent of its pro rata share of such Indemnified Items and, to the extent amounts on deposit in the Loan Combination Custodial Account that are allocated to the Non-Lead Securitization Note are insufficient for reimbursement of such amounts, the Non-Lead Master Servicer will be required to reimburse each of the applicable Indemnified Parties for the Non-Lead Securitization Note’s pro rata share of the insufficiency out of general funds in the collection account (or equivalent account) established under the Non-Lead Securitization Servicing Agreement;

(iii)      the Non-Lead Master Servicer, Non-Lead Trustee or Non-Lead Certificate Administrator will be required to deliver to the Trustee, the Certificate Administrator, the Special Servicer, the Master Servicer and the Operating Advisor (i) promptly following Securitization of the Non-Lead Securitization Note, notice of the deposit of the Non-Lead Securitization Note into a Securitization Trust (which notice may be (x) in the form of delivery (which may be by email) of a copy of the Non-Lead Securitization Servicing Agreement, or (y) by email notification together with contact information for the Non-Lead Trustee, the Non-Lead Certificate Administrator, the Non-Lead Master Servicer, the Non-Lead Special Servicer and the party designated to exercise the rights of the “Non-Controlling Note Holder” under this Agreement), accompanied by a copy of the executed Non-Lead Securitization Servicing Agreement, and (ii) notice of any subsequent change in the identity of the Non-Lead Master Servicer, the Non-Lead Trustee or the party designated to exercise the rights of the “Non-Controlling Note Holder” under this Agreement (together with the relevant contact information) (which may be in the form of email delivery of a copy of any revised Non-Lead Securitization Servicing Agreement); and

(iv)      the Master Servicer, the Special Servicer, the Trustee and the Lead Securitization Trust shall be third party beneficiaries of the foregoing provisions.

(e)       The Initial Note A-1 Holder shall:

(i)        give the other Note Holder notice of the Securitization of the Lead Securitization Note in writing (which may be by email) not less than three (3) Business Days prior to the applicable pricing date for the Lead Securitization, together with contact information for each of the parties to the Lead Securitization Servicing Agreement;

(ii)       on the closing date of the Lead Securitization, send a copy (in EDGAR-compatible format) of the Lead Securitization Servicing Agreement to the other Note Holder; and

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(iii)          give the other Note Holder written notice (which may be by email) in a timely manner (but no later than one (1) Business Day prior to the applicable filing date) of any re-filing (other than a filing made in connection with a formal amendment of the Lead Securitization Servicing Agreement) by the Depositor of the Lead Securitization Servicing Agreement subsequent to the Securitization Date if such filing contains revisions or changes that are material to the other Note Holder.

Section 3.          Priority of Payments. Each Note shall be of equal priority, and no portion of either Note shall have priority or preference over any portion of the other Note or security therefor.

All amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of Monthly Payments, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan, Condemnation Proceeds, or Insurance Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents), but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents (to the extent, in accordance with the terms of the Mortgage Loan Documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of property protection expenses or Property Advances then due and payable or reimbursable to the Trustee or any Servicer under the Lead Securitization Servicing Agreement and (y) all amounts that are then due, payable or reimbursable (except for (i) any reimbursements of P&I Advances previously made (and interest thereon) on the Lead Securitization Note, and (ii) any Servicing Fees due to the Master Servicer in excess of the Non-Lead Securitization Note’s pro rata share of that portion of such Servicing Fees calculated at the “primary servicing fee rate” (or analogous term) applicable to the Mortgage Loan as set forth in the Lead Securitization Servicing Agreement) to any Servicer or the Trustee, with respect to the Mortgage Loan pursuant to the Lead Securitization Servicing Agreement (including without limitation, any Additional Trust Fund Expenses relating to the Mortgage Loan (but subject to second paragraph of Section 5(e) hereof) reimbursable to, or payable to, such parties and any Special Servicing Fees, Liquidation Fees, Workout Fees, Assumption Fees, Modification Fees, Penalty Charges (to the extent provided in the immediately following paragraph) and any other additional compensation payable pursuant to the Lead Securitization Servicing Agreement), shall be applied by the Lead Securitization Note Holder (or its designee) to the Notes on a Pro Rata and Pari Passu Basis.

For clarification purposes, Penalty Charges (as defined in the Lead Securitization Servicing Agreement) paid on each Note shall first, be used to reduce, on a pro rata basis, the amounts payable on each Note by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Lead Securitization Servicing Agreement, second, be used to reduce the respective amounts payable on each Note by the amount necessary to pay the Master Servicer, Trustee, Non-Lead Master Servicer or Non-Lead Trustee for any interest accrued on any P&I Advance made with respect to such Note by such party (if and as specified in the Lead Securitization Servicing Agreement or the Non-Lead

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Securitization Servicing Agreement, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each Note by the amount necessary to pay Additional Trust Fund Expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Mortgage Loan (as specified in the Lead Securitization Servicing Agreement) and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to the Lead Securitization Note, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Securitization Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to the Non-Lead Securitization Note, be paid, (x) prior to the securitization of such Note, to the Non-Lead Securitization Note Holder and (y) following the securitization of such Note, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Securitization Servicing Agreement.

Section 4.          Workout. Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Lead Securitization Servicing Agreement, and the obligation to act in accordance with the Servicing Standard, if the Lead Securitization Note Holder, or any Servicer, in connection with a workout or proposed workout of the Mortgage Loan, modifies the terms thereof such that (i) the principal balance of the Mortgage Loan is decreased, (ii) the Interest Rate is reduced, (iii) payments of interest or principal on any Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Mortgage Loan, such modification shall not alter, and any modification of the Mortgage Loan Documents shall be structured to preserve, the equal priorities of each Note as described in Section 3.

Section 5.          Administration of the Mortgage Loan.

(a)          Subject to this Agreement (including but not limited to Section 5(d)) and the Lead Securitization Servicing Agreement and subject to the rights and consents, where required, of the Controlling Note Holder Representative, the Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Mortgage Loan Borrower or any other party to the Mortgage Loan Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy, and the Non-Lead Securitization Note Holder shall have no voting, consent or other rights whatsoever except as explicitly set forth herein with respect to the Lead Securitization Note Holder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan. Subject to this Agreement and the Lead Securitization Servicing Agreement, the Non-Lead Securitization Note Holder agrees that it shall have no right to, and the Non-Lead Securitization Note Holder hereby presently and irrevocably assigns and conveys to the Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) the rights, if any, that such Note Holder has to, (i) call or cause the Lead Securitization Note Holder to call an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing or causing the Lead Securitization Note Holder to

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file any bankruptcy petition against the Mortgage Loan Borrower. The Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) shall not have any fiduciary duty to the Non-Lead Securitization Note Holder in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Lead Securitization Note Holder from the obligation to make any disbursement of funds as set forth herein or its obligation to follow the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or any liability for failure to do so).

Each Note Holder hereby acknowledges the right and obligation of the Lead Securitization Note Holder (or the Special Servicer acting on behalf of the Lead Securitization Note Holder), upon the Mortgage Loan becoming a Defaulted Mortgage Loan, to sell the Notes as notes evidencing one whole loan in accordance with the terms of the Lead Securitization Servicing Agreement. In connection with any such sale, the Special Servicer shall be required to sell the Notes together in such manner as will be reasonably likely to realize a fair price. Subject to the other provisions of this paragraph and the two following paragraphs and the applicable provisions of the Lead Securitization Servicing Agreement, the Special Servicer shall accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any Person that constitutes a fair price for such Defaulted Mortgage Loan. The Special Servicer shall notify the Controlling Note Holder Representative and the Non-Controlling Note Holder Representative of any inquiries or offers received regarding the sale of such Defaulted Mortgage Loan.

Whether any cash offer constitutes a fair price for the Mortgage Loan shall be determined by the Special Servicer, if the highest offeror is a Person other than an Interested Person, and by the Trustee, if the highest offeror is an Interested Person (provided that the Trustee may not be an offeror) unless (i) the offer is equal to or greater than the applicable Purchase Price, (ii) the offer is the highest offer received and (iii) at least two other offers are received from independent third parties; provided, however, that no offer from an Interested Person shall constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In all cases under this Agreement (except to the extent the Trustee is not required to determine whether any cash offer constitutes a fair price for the Mortgage Loan pursuant to the immediately preceding sentence), in determining whether any offer received from an Interested Person represents a fair price for the Mortgage Loan, the Trustee shall be supplied with and shall rely on the most recent Appraisal or updated Appraisal conducted in accordance with the Lead Securitization Servicing Agreement within the preceding 9-month period or, in the absence of any such Appraisal, on a new Appraisal. The appraiser conducting any such new Appraisal shall be an Appraiser selected by (i) the Special Servicer if no Interested Person is making an offer with respect to the Mortgage Loan and (ii) the Trustee if an Interested Person is so making an offer. The cost of any such Appraisal shall be covered by, and shall be reimbursable as, a Property Advance. In determining whether any such offer from a Person other than an Interested Person constitutes a fair price for the Mortgage Loan, the Special Servicer shall take into account (in addition to the results of any Appraisal, updated Appraisal or narrative Appraisal that it may have obtained pursuant to the Lead Securitization Servicing Agreement within the prior 9 months), and in determining whether any offer from an Interested Person constitutes a fair price for the Mortgage Loan, any Appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the Mortgage Loan, the occupancy level and physical condition of

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the related Mortgaged Property and the state of the local economy. The Purchase Price for the Mortgage Loan shall in all cases be deemed a fair price; provided, however, that with respect to Interested Parties, the requirements of the first sentence of this paragraph must be satisfied. Notwithstanding anything contained in this paragraph to the contrary, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the Mortgage Loan that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for the Mortgage Loan. If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person; provided that the Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

Notwithstanding the foregoing, the Lead Securitization Note Holder (or the Special Servicer acting on behalf of the Lead Securitization Note Holder) shall not be permitted to sell the Mortgage Loan if it becomes a Defaulted Mortgage Loan without the written consent of the Non-Controlling Note Holder (provided that such consent is not required if the Non-Controlling Note Holder is the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower) unless the Special Servicer has delivered to the Non-Controlling Note Holder: (a) at least 15 Business Days’ prior written notice of any decision to attempt to sell the Mortgage Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale, (c) at least 10 days prior to the proposed sale date, a copy of the most recent Appraisal for the Mortgage Loan, and any documents in the Servicing File reasonably requested by the Non-Controlling Note Holder that are material to the price of the Mortgage Loan and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Lead Securitization Subordinate Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by any Servicer in connection with the proposed sale; provided, that such Non-Controlling Note Holder may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the Lead Securitization Servicing Agreement, each of the Controlling Note Holder, the Controlling Note Holder Representative, the Non-Controlling Note Holder and the Non-Controlling Note Holder Representative shall be permitted to submit an offer at any sale of the Mortgage Loan unless such Person is the Mortgage Loan Borrower or an agent or Affiliate of the Mortgage Loan Borrower.

The Non-Lead Securitization Note Holder hereby appoints the Lead Securitization Note Holder as its agent, and grants to the Lead Securitization Note Holder an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of soliciting and accepting offers for and consummating the sale of the Non-Lead Securitization Note. The Non-Lead Securitization Note Holder further agrees that, upon the request of the Lead Securitization Note Holder, the Non-Lead Securitization Note Holder shall execute and deliver to or at the direction of the Lead Securitization Note Holder such powers of attorney or other instruments as the Lead Securitization Note Holder may reasonably request to better assure

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and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver the original Non-Lead Securitization Note, endorsed in blank, to or at the direction of the Lead Securitization Note Holder in connection with the consummation of any such sale.

The authority of the Lead Securitization Note Holder to sell the Non-Lead Securitization Note, and the obligations of the Non-Lead Securitization Note Holder to execute and deliver instruments or deliver the Non-Lead Securitization Note upon request of the Lead Securitization Note Holder, shall terminate and cease to be of any further force or effect upon the date, if any, upon which the Lead Securitization Note is repurchased by the Initial Note-A-1 Holder from the trust fund established under the Lead Securitization Servicing Agreement in connection with a material breach of representation or warranty made by the Initial Note A-1 Holder with respect to the Lead Securitization Note or material document defect with respect to the documents delivered by the Initial Note A-1 Holder with respect to the Lead Securitization Note upon the consummation of the Lead Securitization. The preceding sentence shall not be construed to grant to the Non-Lead Securitization Note Holder the benefit of any representation or warranty made by the Initial Note A-1 Holder or any document delivery obligation imposed on the Initial Note A-1 Holder under any mortgage loan purchase and sale agreement, instrument of transfer or other document or instrument that may be executed or delivered by the Initial Note A-1 Holder in connection with the Lead Securitization.

(b)          The administration of the Mortgage Loan shall be governed by this Agreement and the Lead Securitization Servicing Agreement. The servicing of the Mortgage Loan shall be carried out by the Master Servicer and, if the Mortgage Loan is a Specially Serviced Mortgage Loan (or to the extent otherwise provided in the Lead Securitization Servicing Agreement), by the Special Servicer, in each case pursuant to the Lead Securitization Servicing Agreement. Notwithstanding anything to the contrary contained herein, in accordance with the Lead Securitization Servicing Agreement, the Lead Securitization Note Holder shall cause the Master Servicer and the Special Servicer to service and administer the Mortgage Loan in accordance with the Servicing Standard, taking into account the interests of both Note Holders as a collective whole. The Note Holders agree to be bound by the terms of the Lead Securitization Servicing Agreement. All rights and obligations of the Lead Securitization Note Holder described hereunder may be exercised by the Master Servicer, the Special Servicer, the Certificate Administrator and/or the Trustee on behalf of the Lead Securitization Note Holder. The Lead Securitization Servicing Agreement shall not be amended in any manner that may materially and adversely affect the Non-Lead Securitization Note Holder without the Non-Lead Securitization Note Holder’s prior written consent. The Non-Lead Securitization Note Holder (unless it is the same Person as or an Affiliate of the Mortgage Loan Borrower) shall be a third-party beneficiary to the Lead Securitization Servicing Agreement with respect to its rights as specifically provided for therein.

(c)          The Controlling Note Holder (or its Controlling Note Holder Representative) shall have, with respect to the Mortgage Loan, all of the same rights and powers of the Controlling Class Representative under the Lead Securitization Servicing Agreement with respect to the other mortgage loans included in the Lead Securitization, without limitation, the right to consent and/or consult regarding Major Decisions and other servicing matters, the right to advise (1) the Special Servicer with respect to all Specially Serviced Loans and (2) the Special Servicer with respect to non-Specially Serviced Loans as to all matters for which the Master

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Servicer must obtain the consent or deemed consent of the Special Servicer, and the right to direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Mortgage Loan as the Controlling Class Representative may deem advisable or as to which provision is otherwise made therein, in each case subject to the terms and conditions of the Lead Securitization Servicing Agreement.

(d)          Notwithstanding the foregoing, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be required (i) to provide copies of any notice, information and report that it is required to provide to the Lead Securitization Subordinate Class Representative pursuant to the Lead Securitization Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, to the Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative), within the same time frame it is required to provide such notice, information or report to the Lead Securitization Subordinate Class Representative (for this purpose, without regard to whether such items are actually required to be provided to the Lead Securitization Subordinate Class Representative under the Lead Securitization Servicing Agreement due to the occurrence of a Control Termination Event or a Consultation Termination Event) and (ii) to consult with the Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) on a strictly non-binding basis, to the extent having received such notices, information and reports, the Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, and consider alternative actions recommended by the Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative); provided that after the expiration of a period of ten (10) Business Days from the delivery to the Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) by the Lead Securitization Note Holder of written notice of a proposed action, together with copies of the notice, information and report that would be required to be provided to the Lead Securitization Subordinate Class Representative as set forth above, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall no longer be obligated to consult with the Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative), whether or not the Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) has responded within such ten (10) Business Day period (unless, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of the Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) set forth in the immediately preceding sentence, the Lead Securitization Note Holder (or Master Servicer or Special Servicer, acting on its behalf) may make any Major Decision or take any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) Business Day period if the Lead Securitization Note Holder (or Master Servicer or Special Servicer, as applicable) determines that immediate action with respect thereto is necessary to protect the interests of the Note Holders. In no event shall the Lead Securitization Note Holder (or Master Servicer or Special Servicer, acting on its behalf) be obligated at any time to follow or take any alternative actions recommended by the Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative).

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In addition to the consultation rights provided in the immediately preceding paragraph, the Non-Controlling Note Holder shall have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the Servicer) with the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf), upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Mortgage Loan are discussed.

(e)          If any Note is included as an asset of a real estate mortgage investment conduit (a “REMIC”), within the meaning of Section 860D(a) of the Code, then, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Notes shall qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Note Holders pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interest of the pro rata share of each Note Holder therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code and (iii) no Servicer may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Note Holders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G-2(b) of the regulations of the United States Department of the Treasury, more than three (3) months after the startup day of the REMIC which includes the Notes (or any portion thereof). Each Note Holder agrees that the provisions of this paragraph shall be effected by compliance with any REMIC provisions in the Lead Securitization Servicing Agreement relating to the administration of the Mortgage Loan.

Anything herein or in the Lead Securitization Servicing Agreement to the contrary notwithstanding, in the event that one of the Notes is included in a REMIC and the other is not, such other Note Holder shall not be required to reimburse such Note Holder or any other Person for payment of (i) any taxes imposed on such REMIC, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to the other Note Holder be reduced to offset or make-up any such payment or deficit.

Section 6.          Appointment of Controlling Note Holder Representative and Non-Controlling Note Holder Representative.

(a)          The Controlling Note Holder shall have the right at any time to appoint a representative in connection with the exercise of its rights and obligations with respect to the Mortgage Loan (the “Controlling Note Holder Representative”). The Controlling Note Holder shall have the right in its sole discretion at any time and from time to time to remove and replace the Controlling Note Holder Representative. When exercising its various rights under Section 5 and elsewhere in this Agreement, the Controlling Note Holder may, at its option, in each case,

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act through the Controlling Note Holder Representative. The Controlling Note Holder Representative may be any Person (other than the Mortgage Loan Borrower, its principal or any Affiliate of the Mortgage Loan Borrower), including, without limitation, the Controlling Note Holder, any officer or employee of the Controlling Note Holder, any affiliate of the Controlling Note Holder or any other unrelated third party. No such Controlling Note Holder Representative shall owe any fiduciary duty or other duty to any other Person (other than the Controlling Note Holder). All actions that are permitted to be taken by the Controlling Note Holder under this Agreement may be taken by the Controlling Note Holder Representative acting on behalf of the Controlling Note Holder. Any Servicer acting on behalf of the Lead Securitization Note Holder shall not be required to recognize any Person as a Controlling Note Holder Representative until the Controlling Note Holder has notified the Servicer or Trustee of such appointment and, if the Controlling Note Holder Representative is not the same Person as the Controlling Note Holder, the Controlling Note Holder Representative provides any Servicer or Trustee with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers). The Controlling Note Holder shall promptly deliver such information to any Servicer. None of the Servicers, Operating Advisor and Trustee shall be required to recognize any person as a Controlling Note Holder Representative until they receive such information from the Controlling Note Holder. The Controlling Note Holder agrees to inform each such Servicer or Trustee of the then-current Controlling Note Holder Representative.

(b)          Neither the Controlling Note Holder Representative nor the Controlling Note Holder will have any liability to the other Note Holder or any other Person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to this Agreement or the Lead Securitization Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Note Holders agree that the Controlling Note Holder Representative and the Controlling Note Holder (whether acting in place of the Controlling Note Holder Representative when no Controlling Note Holder Representative shall have been appointed hereunder or otherwise exercising any right, power or privilege granted to the Controlling Note Holder hereunder) may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of one Note Holder over the other Note Holder, and that the Controlling Note Holder Representative may have special relationships and interests that conflict with the interests of a Note Holder and, absent willful misfeasance, bad faith or gross negligence on the part of the Controlling Note Holder Representative or the Controlling Note Holder, as the case may be, agree to take no action against the Controlling Note Holder Representative, the Controlling Note Holder or any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that neither the Controlling Note Holder Representative nor the Controlling Note Holder will be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of any Note Holder.

(c)           The Non-Controlling Note Holder shall have the right at any time to appoint a representative in connection with the exercise of its rights and obligations with respect

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to the Mortgage Loan (the “Non-Controlling Note Holder Representative”). All of the provisions relating to Controlling Note Holder and the Controlling Note Holder Representative set forth in Section 6(a) (except those contained in the last sentence thereof) and Section 6(b) shall apply to the Non-Controlling Note Holder and the Non-Controlling Note Holder Representative mutatis mutandis. The Non-Controlling Note Holder Representative, as of the date of this Agreement and until the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer) is notified otherwise, shall be the Initial Note A-2 Holder, provided that at any time Note A-2 is included in a Securitization, references to the “Non-Controlling Note Holder” herein shall mean the Non-Lead Securitization Subordinate Class Representative or any other party assigned the rights to exercise the rights of the “Non-Controlling Note Holder” hereunder, as and to the extent provided in the related Non-Lead Securitization Servicing Agreement and as to the identity of which the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer) has been given written notice.

Section 7.          Appointment of Special Servicer. The Controlling Note Holder (or its Controlling Note Holder Representative) shall have the right at any time and from time to time, with or without cause, subject to the terms and conditions of the Lead Securitization Servicing Agreement, to replace the Special Servicer then acting with respect to the Mortgage Loan and appoint a replacement Special Servicer in lieu thereof. Any designation by the Controlling Note Holder (or its Controlling Note Holder Representative) of a Person to serve as Special Servicer shall be made by delivering to the other Note Holder, the Master Servicer, the then existing Special Servicer and other parties to the Lead Securitization Servicing Agreement a written notice stating such designation and satisfying the other conditions to such replacement as set forth in the Lead Securitization Servicing Agreement (including, without limitation, a Rating Agency Confirmation, if required by the terms of the Lead Securitization Servicing Agreement), if any. The Controlling Note Holder shall be solely responsible for any expenses incurred in connection with any such replacement without cause. The Controlling Note Holder shall notify the other parties hereto of its termination of the then currently serving Special Servicer and its appointment of a replacement Special Servicer in accordance with this Section 7. If the Controlling Note Holder has not appointed a Special Servicer with respect to the Mortgage Loan as of the consummation of the securitization under the Lead Securitization Servicing Agreement, then the initial Special Servicer designated in the Lead Securitization Servicing Agreement shall serve as the initial Special Servicer but this shall not limit the right of the Controlling Note Holder (or its Controlling Note Holder Representative) to designate a replacement Special Servicer for the Mortgage Loan as aforesaid. If a Servicer Termination Event on the part of the Special Servicer has occurred that affects the Non-Controlling Note Holder, the Non-Controlling Note Holder shall have the right to direct the Trustee (or at any time that the Mortgage Loan is no longer included in a Securitization Trust, the Controlling Note Holder) to terminate the Special Servicer under the Lead Securitization Servicing Agreement (or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the successor servicing agreement pursuant to which the Mortgage Loan is being serviced) solely with respect to the Mortgage Loan pursuant to and in accordance with the terms of the Lead Securitization Servicing Agreement (or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the successor servicing agreement pursuant to which the Mortgage Loan is being serviced). The Controlling Note Holder and the Non-Controlling Note Holder acknowledge and agree that any successor special servicer appointed to replace the Special Servicer with respect to the Mortgage Loan that

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was terminated for cause at the Non-Controlling Note Holder’s direction cannot at any time be the person (or an Affiliate thereof) that was so terminated without the prior written consent of the Non-Controlling Note Holder. The Non-Controlling Note Holder shall be solely responsible for reimbursing the Trustee’s or the Controlling Note Holder’s, as applicable, costs and expenses, if not paid within a reasonable time by the terminated special servicer and, in the case of the Trustee, that would otherwise be reimbursed to the Trustee from amounts on deposit in the Collection Account.

Section 8.          Payment Procedure.

(a)          The Lead Securitization Note Holder, in accordance with the priorities set forth in Section 3 and subject to the terms of the Lead Securitization Servicing Agreement, shall deposit or cause to be deposited all payments allocable to the Notes to the Loan Combination Custodial Account pursuant to and in accordance with the Lead Securitization Servicing Agreement. The Lead Securitization Note Holder (or the Master Servicer acting on its behalf) shall deposit such amounts to the applicable account within one (1) Business Day after receipt of properly identified funds by the Lead Securitization Note Holder (or the Master Servicer acting on its behalf) from or on behalf of the Mortgage Loan Borrower; provided, however, that to the extent any such amounts are received after 2:00 p.m. Eastern time on any given Business Day, the Master Servicer shall use commercially reasonable efforts to deposit such amounts into the applicable account within one (1) Business Day of receipt thereof but, in any event, the Master Servicer shall deposit such amounts into the applicable account within two (2) Business Days of receipt thereof; and provided, further, that in the event the Master Servicer is in receipt of properly identified funds that are not available to the Master Servicer, the Master Servicer may instead deposit such amounts into the related Loan Combination Custodial Account on the same Business Day that such properly identified funds become available to the Master Servicer.

(b)          If the Lead Securitization Note Holder determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of any Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to the Lead Securitization Note Holder, the Non-Lead Securitization Note Holder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, the Lead Securitization Note Holder shall not be required to distribute any portion thereof to the Non-Lead Securitization Note Holder and the Non-Lead Securitization Note Holder shall promptly on demand by the Lead Securitization Note Holder repay to the Lead Securitization Note Holder any portion thereof that the Lead Securitization Note Holder shall have theretofore distributed to the Non-Lead Securitization Note Holder, together with interest thereon at such rate, if any, as the Lead Securitization Note Holder shall have been required to pay to any Mortgage Loan Borrower, Master Servicer, Special Servicer or such other Person with respect thereto.

(c)          If, for any reason, the Lead Securitization Note Holder makes any payment to the Non-Lead Securitization Note Holder before the Lead Securitization Note Holder has received the corresponding payment (it being understood that the Lead Securitization Note Holder is under no obligation to do so), and the Lead Securitization Note Holder does not receive the corresponding payment within five (5) Business Days of its payment to the Non-Lead Securitization Note Holder, the Non-Lead Securitization Note Holder shall, at the Lead

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Securitization Note Holder’s request, promptly return that payment to the Lead Securitization Note Holder.

(d)          Each Note Holder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it shall promptly remit such excess to the applicable Note Holder, subject to this Agreement and the Lead Securitization Servicing Agreement. The Lead Securitization Note Holder shall have the right to offset any amounts due hereunder from the Non-Lead Securitization Note Holder with respect to the Mortgage Loan against any future payments due to the Non-Lead Securitization Note Holder under the Mortgage Loan. Such Non-Lead Securitization Note Holder’s obligations under this Section 8 constitute absolute, unconditional and continuing obligations.

Section 9.           Limitation on Liability of the Note Holders. Each Note Holder shall have no liability to the other Note Holder with respect to its Note except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of such Note Holder.

The Note Holders acknowledge that, subject to the obligation of the Lead Securitization Note Holder (including any Servicer and the Trustee) to comply with, and except as otherwise required by, the Servicing Standard, the Lead Securitization Note Holder (including any Servicer and the Trustee) may exercise, or omit to exercise, any rights that the Lead Securitization Note Holder may have under the Lead Securitization Servicing Agreement in a manner that may be adverse to the interests of the Non-Lead Securitization Note Holder and that the Lead Securitization Note Holder (including any Servicer and the Trustee) shall have no liability whatsoever to the Non-Lead Securitization Note Holder in connection with the Lead Securitization Note Holder’s exercise of rights or any omission by the Lead Securitization Note Holder to exercise such rights other than as described above; provided, however, that the Servicer must act in accordance with the Servicing Standard.

Section 10.          Bankruptcy. Subject to Section 5(d), each Note Holder hereby covenants and agrees that only the Servicer has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower. Each Note Holder further agrees that only the Servicer, and not the Non-Lead Securitization Note Holder or any of its representatives, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. The Note Holders hereby appoint the Servicer as their agent, and grant to the Servicer an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to the Non-Lead Securitization Note Holder in connection with any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or

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prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. The Note Holders hereby agree that, upon the request of the Servicer, the Non-Lead Securitization Note Holder shall execute, acknowledge and deliver to the Servicer all and every such further deeds, conveyances and instruments as the Servicer may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by the Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with the Servicing Standard.

Section 11.           Representations of the Note Holders. Each Note Holder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene such Note Holder’s charter or any law or contractual restriction binding upon such Note Holder, and that this Agreement is the legal, valid and binding obligation of such Note Holder enforceable against such Note Holder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law. Each Note Holder represents and warrants that it is duly organized, validly existing, in good standing and in possession of all licenses and authorizations necessary to carry on its business. Each Note Holder represents and warrants that (a) this Agreement has been duly executed and delivered by such Note Holder, (b) to such Note Holder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Note Holder have been obtained or made and (c) to such Note Holder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Note Holder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Section 12.          No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby between the Note Holders as a partnership, association, joint venture or other entity. Neither Note Holder shall have any obligation whatsoever to offer to the other Note Holder the opportunity to purchase a participation interest in any future loans originated by such Note Holder or its Affiliates and if either Note Holder chooses to offer to the other Note Holder the opportunity to purchase a participation interest in any future mortgage loans originated by such Note Holder or its Affiliates, such offer shall be at such purchase price and interest rate as such Note Holder chooses, in its sole and absolute discretion. Neither Note Holder shall have any obligation whatsoever to purchase from the other Note Holder a participation interest in any future loans originated by such Note Holder or its Affiliates.

Section 13.          Other Business Activities of the Note Holders. Each Note Holder acknowledges that the other Note Holder or its Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, the Mortgage Loan Borrower or any Affiliate thereof, any entity that is a holder of debt secured by direct or indirect ownership interests in the Mortgage Loan Borrower or any entity that is a holder of a preferred equity

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interest in the Mortgage Loan Borrower (each, a “Mortgage Loan Borrower Related Party”), and receive payments on such other loans or extensions of credit to Mortgage Loan Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

Section 14.           Sale of the Notes.

(a)          Each Note Holder agrees that it will not sell, assign, transfer, pledge, syndicate, hypothecate, contribute, encumber or otherwise dispose of all or any portion of its respective Note (a “Transfer”) except to a Qualified Institutional Lender. Promptly after the Transfer, the non-transferring Note Holder shall be provided with (x) a representation from a transferee or the applicable Note Holder certifying that such transferee is a Qualified Institutional Lender (except in the case of a Transfer in accordance with the immediately following sentence) and (y) a copy of the assignment and assumption agreement referred to in Section 15 (unless the transferee is a Securitization Trust and the related pooling and servicing agreement requires the parties thereto to comply with this Agreement). If a Note Holder intends to Transfer its respective Note, or any portion thereof, to an entity that is not a Qualified Institutional Lender, it must first obtain the consent of the non-transferring Note Holder and, if such non-transferring Note Holder’s Note is held in a Securitization Trust, a confirmation in writing from each Rating Agency that such Transfer will not result in a qualification, downgrade or withdrawal of its then current rating of the securities issued pursuant to the related Securitization. Notwithstanding the foregoing, without the non-transferring Note Holder’s prior consent (which will not be unreasonably withheld), and, if such non-transferring Note Holder’s Note is held in a Securitization Trust, without a confirmation in writing from each Rating Agency that such Transfer will not result in a qualification, downgrade or withdrawal of its then current rating of the securities issued pursuant to the related Securitization, no Note Holder shall Transfer all or any portion of its Note (or a participation interest in such Note) to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee. The transferring Note Holder agrees that it shall pay the expenses of the non-transferring Note Holder (including all expenses of the Master Servicer, the Special Servicer and the Trustee) and all expenses relating to the confirmation from the Rating Agencies in connection with any such Transfer. Notwithstanding the foregoing, each Note Holder shall have the right, without the need to obtain the consent of the other Note Holder, the Rating Agencies or any other Person, to Transfer 49% or less (in the aggregate) of its beneficial interest in a Note. None of the provisions of this Section 14(a) shall apply in the case of (1) a sale of Note A-1 together with Note A-2, in accordance with the terms and conditions of the Lead Securitization Servicing Agreement or (2) a transfer by the Special Servicer, in accordance with the terms and conditions of the Lead Securitization Servicing Agreement, of the Mortgage Loan or the Mortgaged Property, upon the Mortgage Loan becoming a Defaulted Mortgage Loan, to a single member limited liability or limited partnership, 100% of the equity interest in which is owned directly or indirectly, through one or more single member limited liability companies or limited partnerships, by the Lead Securitization Trust.

For the purposes of this Agreement, if any Rating Agency shall, in writing, waive, decline or refuse to review or otherwise engage any request for a confirmation hereunder from such Rating Agency that a proposed action will not result in a qualification, downgrade or

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withdrawal of its then current rating of the securities issued pursuant to the related Securitization, such waiver, declination, or refusal shall be deemed to eliminate, for such request only, the condition that such confirmation by such Rating Agency (only) be obtained for purposes of this Agreement. For purposes of clarity, any such waiver, declination or refusal to review or otherwise engage in any request for such confirmation hereunder shall not be deemed a waiver, declination or refusal to review or otherwise engage in any subsequent request for such Rating Agency confirmation hereunder and the condition for such Rating Agency confirmation pursuant to this Agreement for any subsequent request shall apply regardless of any previous waiver, declination or refusal to review or otherwise engage in such prior request.

(b)          In the case of any Transfer of a participation interest in any of the Notes, (i) the respective Note Holders’ obligations under this Agreement shall remain unchanged, (ii) such Note Holders shall remain solely responsible for the performance of such obligations, and (iii) the Lead Securitization Note Holder and any Persons acting on its behalf shall continue to deal solely and directly with such Note Holder in connection with such Note Holder’s rights and obligations under this Agreement and the Lead Securitization Servicing Agreement, and all amounts payable hereunder shall be determined as if such Note Holder had not sold such participation interest.

(c)          Notwithstanding any other provision hereof, any Note Holder may pledge (a “Pledge”) its Note to any entity (other than the Mortgage Loan Borrower or any Affiliate thereof) which has extended a credit facility to such Note Holder and that is either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency (a “Note Pledgee”), on terms and conditions set forth in this Section 14(c), it being further agreed that a financing provided by a Note Pledgee to a Note Holder or any person which Controls such Note that is secured by its Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that a Note Pledgee which is not a Qualified Institutional Lender may not take title to the pledged Note without a Rating Agency Confirmation. Upon written notice by the applicable Note Holder to the other Note Holder and any Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), the other Note Holder agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give such Note Pledgee written notice of any default by the pledging Note Holder in respect of its obligations under this Agreement of which default such Note Holder has actual knowledge; (ii) to allow such Note Pledgee a period of ten (10) days to cure a default by the pledging Note Holder in respect of its obligations to the other Note Holder hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed; (iv) that such other Note Holder shall give to such Note Pledgee copies of any notice of default under this Agreement simultaneously with the giving of same to the pledging Note Holder; (v) that such other Note Holder shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Note Holder; and (vi) that, upon written notice (a “Redirection Notice”) to the other Note Holder and any Servicer by such Note Pledgee that the pledging Note Holder is in default, beyond any applicable cure periods, under the pledging Note Holder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the

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pledging Note Holder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Note Holder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee shall be entitled to receive any payments that any Note Holder or Servicer would otherwise be obligated to pay to the pledging Note Holder from time to time pursuant to this Agreement or the Lead Securitization Servicing Agreement. Any pledging Note Holder hereby unconditionally and absolutely releases the other Note Holder and any Servicer from any liability to the pledging Note Holder on account of such other Note Holder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or such other Note Holder to have been delivered by a Note Pledgee. Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Note Holder to such Note Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Note Holders and any Servicer shall recognize such Note Pledgee (and any transferee other than the Mortgage Loan Borrower or any Affiliate thereof which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Note Holder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Note Holder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 14(c) shall remain effective as to any Note Holder (and any Servicer) unless and until such Note Pledgee shall have notified any such Note Holder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

(d)           Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Note Holder then such Note Holder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)            The loan (the “Conduit Inventory Loan”) made by the Conduit to such Note Holder to finance the acquisition and holding of its Note requires a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)           The Conduit Credit Enhancer is a Qualified Institutional Lender;

(iii)          Such Note Holder pledges its interest in its Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)          The Conduit Credit Enhancer and the Conduit agree that, if such Note Holder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Note Holder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Note Holder’s Note to the Conduit Credit Enhancer; and

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(v)          Unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not without obtaining a Rating Agency Confirmation from each Rating Agency have any greater right to acquire the interests in the Note pledged by such Note Holder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

Section 15.          Registration of the Notes and Each Note Holder. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in this Section 15, shall be registered in the Note Register. The Person in whose name a Note is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement. Upon request of a Note Holder, the Agent shall provide such party with the names and addresses of the other Note Holder. To the extent the Trustee or another party is appointed as Agent hereunder, each Note Holder hereby designates such person as its agent under this Section 15 solely for purposes of maintaining the Note Register.

In connection with any Transfer of a Note (but excluding any Pledgee unless and until it realizes on its Pledge), a transferee shall execute an assignment and assumption agreement (unless the transferee is a Securitization Trust and the related pooling and servicing agreement requires the parties thereto to comply with this Agreement), whereby such transferee assumes all of the obligations of the applicable Note Holder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the applicable restriction on Transfers set forth in Section 14, from and after the date of such assignment. No transfer of a Note may be made unless it is registered on the Note Register, and the Agent shall not recognize any attempted or purported transfer of any Note in violation of the provisions of Section 14 and this Section 15. Any such purported transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Note Holder desiring to effect such transfer shall, and does hereby agree to, indemnify the Agent and the other Note Holder against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement.

Section 16.          Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

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Section 17.          Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)           SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)           CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)           AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d)           AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 18.          Modifications. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by each Note Holder. Additionally, for as long as any Note is contained in a Securitization Trust, the Note Holders shall not amend or modify this Agreement without first receiving a written confirmation from each Rating Agency that such amendment or modification will not result in a qualification, withdrawal or downgrade of its then current ratings of the securities issued in connection with a Securitization; provided that no such confirmation from the Rating Agencies shall be required in connection with a modification (i) to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein or with the Lead Securitization Servicing Agreement, or (ii) to make other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement.

Section 19.           Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except as provided herein, including without limitation, with respect to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer and the Non-Lead Master Servicer, the Non-Lead Special Servicer or the Non-Lead Trustee, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 14 and Section 15, each Note Holder may assign or

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delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the applicable Note Holder hereunder.

Section 20.           Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

Section 21.           Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 22.           Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 23.           Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

Section 24.           Withholding Taxes. (a) If the Lead Securitization Note Holder or the Mortgage Loan Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to the Non-Lead Securitization Note Holder with respect to the Mortgage Loan as a result of the Non-Lead Securitization Note Holder constituting a Non-Exempt Person, the Lead Securitization Note Holder, in its capacity as servicer, shall be entitled to do so with respect to the Non-Lead Securitization Note Holder’s interest in such payment (all withheld amounts being deemed paid to such Note Holder), provided that the Lead Securitization Note Holder shall furnish the Non-Lead Securitization Note Holder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Note Holder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which such Note Holder is subject to tax.

(b)          Each Note Holder (to the extent it is not the same entity as the Lead Securitization Note Holder) shall and hereby agrees to indemnify the Lead Securitization Note Holder against and hold the Lead Securitization Note Holder harmless from and against any Taxes, interest, penalties and attorneys’ fees and disbursements arising or resulting from any failure of the Lead Securitization Note Holder to withhold Taxes from payment made to such Note Holder in reliance upon any representation, certificate, statement, document or instrument made or provided by such Note Holder to the Lead Securitization Note Holder in connection with the obligation of the Lead Securitization Note Holder to withhold Taxes from payments made to such Note Holder, it being expressly understood and agreed that (i) the Lead

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Securitization Note Holder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same and (ii) such Note Holder, upon request of the Lead Securitization Note Holder and at its sole cost and expense, shall defend any claim or action relating to the foregoing indemnification using counsel selected by the Lead Securitization Note Holder.

(c)          Each Note Holder (to the extent it is not the same entity as the Lead Securitization Note Holder) represents (for the benefit of the Mortgage Loan Borrower) that it is not a Non-Exempt Person and that neither the Lead Securitization Note Holder nor the Mortgage Loan Borrower is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise pursuant to this Agreement. Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of this Agreement, each Note Holder (to the extent it is not the same entity as the Lead Securitization Note Holder) shall deliver to the Lead Securitization Note Holder or Servicer, as applicable, evidence satisfactory to the Lead Securitization Note Holder substantiating that such Note Holder is not a Non-Exempt Person and that the Lead Securitization Note Holder is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if a Note Holder is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Note Holder an Internal Revenue Service Form W-9 and (ii) if the Non-Lead Securitization Note Holder is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, such Note Holder shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Note Holder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments) or Form W-8BEN, or successor forms, as may be required from time to time, duly executed by such Note Holder, as evidence of such Note Holder’s exemption from the withholding of United States tax with respect thereto. The Lead Securitization Note Holder shall not be obligated to make any payment hereunder with respect to the Non-Lead Securitization Note or otherwise until the Non-Lead Securitization Note Holder of such Note shall have furnished to the Lead Securitization Note Holder requested forms, certificates, statements or documents.

Section 25.          Custody of Mortgage Loan Documents. The originals of all of the Mortgage Loan Documents (other than the Non-Lead Securitization Note) (a) prior to the Lead Securitization will be held by the Initial Agent (or a custodian on its behalf) and (b) after the Lead Securitization, will be held by the Lead Securitization Note Holder (in the name of the Trustee and held by a duly appointed custodian therefor in accordance with the Lead Securitization Servicing Agreement), in each case, on behalf of the registered holders of the Notes.

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Section 26.          Cooperation in Securitization.

(a)          Each Note Holder acknowledges that any Note Holder may elect, in its sole discretion, to include its Note in a Securitization. In connection with a Securitization and subject to the terms of the preceding sentence, at the request of the Lead Securitization Note Holder, the Non-Lead Securitization Note Holder shall use reasonable efforts, at the Lead Securitization Note Holder’s expense, to satisfy, and to cooperate with the Lead Securitization Note Holder in attempting to cause the Mortgage Loan Borrower to satisfy, the market standards to which the Lead Securitization Note Holder customarily adheres or that may be reasonably required in the marketplace or by the Rating Agencies in connection with the Securitization, including, entering into (or consenting to, as applicable) any modifications to this Agreement or the Mortgage Loan Documents and to cooperate with the Lead Securitization Note Holder in attempting to cause the Mortgage Loan Borrower to execute such modifications to the Mortgage Loan Documents, in any such case, as may be reasonably requested by the Rating Agencies to effect the Securitization; provided, however, that either in connection with the Lead Securitization or otherwise at any time prior to the Lead Securitization, the Non-Lead Securitization Note Holder shall not be required to modify or amend this Agreement or any Mortgage Loan Documents (or consent to such modification, as applicable) in connection therewith, if such modification or amendment would (i) change the interest allocable to, or the amount of any payments due to or priority of such payments to, the Non-Lead Securitization Note Holder or (ii) materially increase the Non-Lead Securitization Note Holder’s obligations or materially decrease the Non-Lead Securitization Note Holder’s rights, remedies or protections. In connection with the Lead Securitization, Non-Lead Securitization Note Holder agrees to provide for inclusion in any disclosure document relating to the Lead Securitization such information concerning the Non-Lead Securitization Note Holder and the Non-Lead Securitization Note as the Lead Securitization Note Holder reasonably determines to be necessary or appropriate, and the Non-Lead Securitization Note Holder covenants and agrees that it shall, at the Lead Securitization Note Holder’s expense, cooperate with the reasonable requests of each Rating Agency and Lead Securitization Note Holder in connection with the Lead Securitization (including, without limitation, reasonably cooperating with the Lead Securitization Noteholder (without any obligation to make additional representations and warranties) to enable the Lead Securitization Noteholder to make all necessary certifications and deliver all necessary opinions (including customary securities law opinions) in connection with the Mortgage Loan and the Lead Securitization), as well as in connection with all other matters and the preparation of any offering documents thereof and to review and respond reasonably promptly with respect to any information relating to the Non-Lead Securitization Note Holder and the Non-Lead Securitization Note in any Securitization document. The Non-Lead Securitization Note Holder acknowledges that the information provided by it to the Lead Securitization Note Holder may be incorporated into the offering documents for the Lead Securitization. The Lead Securitization Note Holder and each Rating Agency shall be entitled to rely on the information supplied by, or on behalf of, the Non-Lead Securitization Note Holder. The Lead Securitization Note Holder will reasonably cooperate with the Non-Lead Securitization Note Holder by providing all information reasonably requested that is in the Lead Securitization Note Holder’s possession in connection with the Non-Lead Securitization Note Holder’s preparation of disclosure materials in connection with a Securitization.

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Upon request, the Lead Securitization Note Holder shall deliver to the Non-Lead Securitization Note Holder drafts of the preliminary and final Lead Securitization offering memoranda, prospectus supplement, free writing prospectus and any other disclosure documents and the Lead Securitization Servicing Agreement and provide reasonable opportunity to review and comment on such documents.

Section 27.          Notices. All notices required hereunder shall be given by (i) facsimile transmission (during business hours) if the sender on the same day sends a confirming copy of such notice by reputable overnight delivery service (charges prepaid), (ii) reputable overnight delivery service (charges prepaid) or (iii) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

Prior to Securitization of the Non-Lead Securitization Note (including any New Notes), all notices, reports, information or other deliverables required to be delivered to the Non-Lead Securitization Note Holder or the Non-Controlling Note Holder pursuant to this Agreement or the Lead Securitization Servicing Agreement by the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) only need to be delivered to the Non-Controlling Note Holder Representative and, when so delivered to the Non-Controlling Note Holder Representative, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Lead Securitization Servicing Agreement. Following Securitization of the Non-Lead Securitization Note, all notices, reports, information or other deliverables required to be delivered to the Non-Lead Securitization Note Holder or the Non-Controlling Note Holder pursuant to this Agreement or the Lead Securitization Servicing Agreement by the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be delivered to the Non-Lead Master Servicer and the Non-Lead Special Servicer (who then may forward such items to the party entitled to receive such items as and to the extent provided in the Non-Lead Securitization Servicing Agreement) and, when so delivered to the Non-Lead Master Servicer and the Non-Lead Special Servicer, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Lead Securitization Servicing Agreement.

Section 28.          Broker. Each Note Holder represents to each other that no broker was responsible for bringing about this transaction.

Section 29.          Certain Matters Affecting the Agent.

(a)          The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 14 and Section 15;

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(b)           The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(c)           The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any Note Holder pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(d)           The Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act, shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(e)           The Agent shall not be bound to make any investigation into the facts or matters stated in any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 15;

(f)            The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder; and

(g)           The Agent represents and warrants that it is a Qualified Institutional Lender.

Section 30.          Reserved.

Section 31.          Resignation of Agent. The Agent may resign at any time on ten (10) days’ prior notice, so long as a successor Agent, reasonably satisfactory to the Note Holders (it being agreed that a Servicer, the Trustee or a Certificate Administrator in a Securitization is satisfactory to the Note Holders), has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. The Initial Agent may transfer its rights and obligations to a Servicer, the Trustee or the Certificate Administrator, as successor Agent, at any time without the consent of any Note Holder. Notwithstanding the foregoing, Note Holders hereby agree that, simultaneously with the closing of the Lead Securitization, the Master Servicer shall be deemed to have been automatically appointed as the successor Agent under this Agreement in place of the Initial Agent or any successor thereto prior to such Securitization without any further notice or other action. The termination or resignation of such Master Servicer, as Master Servicer under the Lead Securitization Servicing Agreement, shall be deemed a termination or resignation of such Master Servicer as Agent under this Agreement, and any successor master servicer shall be deemed to have been automatically appointed as the successor Agent under this Agreement in place thereof without any further notice or other action.

Section 32.          Resizing. Notwithstanding any other provision of this Agreement, for so long as CGMRC or an affiliate thereof (a “CGMRC Entity”) is the owner of the Non-Lead Securitization Note (the “Owned Note”), such CGMRC Entity shall have the right, subject to the terms of the Mortgage Loan Documents, to cause the Mortgage Loan Borrower to execute amended and restated notes or additional notes (in either case, “New Notes”) reallocating the

47

principal of the Owned Note to such New Notes or severing the Owned Note into one or more further “component” notes in the aggregate principal amount equal to the then outstanding principal balance of the Owned Note provided that (i) the aggregate principal balance of all outstanding New Notes following such amendments is no greater than the aggregate principal of the Owned Note prior to such amendments, (ii) all Notes continue to have the same weighted average interest rate as the Notes prior to such amendments, (iii) all Notes pay pro rata and on a pari passu basis (including after a default and in connection with a condemnation or prepayment) and such reallocated or component notes shall be automatically subject to the terms of this Agreement, and (iv) the CGMRC Entity holding the New Notes shall notify the Lead Securitization Note Holder, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee in writing of such modified allocations and principal amounts. Except for the foregoing reallocation or severance and for modifications pursuant to the Lead Securitization Servicing Agreement (as discussed in Section 5), no Note may be modified or amended without the consent of its holder and the consent of the holder of the other Note. In connection with the foregoing (provided the conditions set forth in (i) through (iv) above are satisfied, as certified by the CGMRC Entity, on which certification the Master Servicer can rely), the Master Servicer is hereby authorized and directed to execute amendments to the Mortgage Loan Documents and this Agreement on behalf of any or all of the Note Holders, as applicable, solely for the purpose of reflecting such reallocation of principal (which may include the amendment or addition of applicable defined terms to reflect the New Notes) or such severing of the Owned Note. If an Owned Note is severed into “component” notes, such component notes shall each have the same rights as the related Owned Note. For the avoidance of doubt, Rating Agency Confirmation shall not be required for any amendments to this Agreement required to facilitate the terms of this Section 32.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Initial Note Holders have caused this Agreement to be duly executed as of the day and year first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP., as Initial Note A-1 Holder

By:	/s/ Richard W. Simpson
Name: Richard W. Simpson
Title: Authorized Signatory

CITIGROUP GLOBAL MARKETS REALTY CORP., as Initial Note A-2 Holder

By:	/s/ Richard W. Simpson
Name: Richard W. Simpson
Title: Authorized Signatory

(Co-Lender Agreement – Paris Consolidated Center Loan)

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Description of Mortgage Loan

Mortgage Loan Borrower:	Vance 1530 RCP 1 LLC
Date of Mortgage Loan:	December 14, 2016
Date of Original Note:	December 14, 2016
Original Principal Amount of Mortgage Loan:	$22,750,000
Principal Amount of Mortgage Loan as of the date hereof:	$22,750,000
Date of Note A-1 and Note A-2	January 13, 2017
Initial Note A-1 Principal Balance:	$12,750,000
Initial Note A-2 Principal Balance:	$10,000,000
Location of Mortgaged Property:	Vance, Alabama
Initial Maturity Date:	January 6, 2027

A-1

EXHIBIT B

1.	Initial Note A-1 Holder:

(Prior to Securitization of Note A-1):

Citigroup Global Markets Realty Corp.
390 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Paul Vanderslice

Facsimile number: (212) 723-8599

with copies to:

Citigroup Global Markets Realty Corp.
390 Greenwich Street, 7th Floor
New York, New York 10013
Attention: Richard Simpson

Facsimile number: (646) 328-2943

with an electronic copy emailed to: richard.simpson@citi.com

and

Citigroup Global Markets Realty Corp.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan M. O’Connor

Facsimile number: (646) 862-8988

with an electronic copy emailed to: ryan.m.oconnor@citi.com

(Following Securitization of Note A-1):

(i)	Depositor:

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Paul Vanderslice

Facsimile number: (212) 723-8599

with copies to:

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 7th Floor

B-1

New York, New York 10013

Attention: Richard Simpson

Facsimile number: (646) 328-2943

with an electronic copy emailed to: richard.simpson@citi.com

and

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Facsimile number: (646) 862-8988

with an electronic copy emailed to: ryan.m.oconnor@citi.com

(ii)	Master Servicer and Special Servicer:

Midland Loan Services, a Division of PNC Bank, National Association
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210
Attention: Executive Vice President – Division Head
Fax number: 1-888-706-3565

with a copy to:

Stinson Leonard Street LLP
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106-2150
Attention: Kenda K. Tomes
Fax number: (816) 412-9338

(iii)	Trustee and Certificate Administrator:

Wells Fargo Bank, National Association

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services – CD 2017-CD3

with a copy to:

cts.cmbs.bond.admin@wellsfargo.com
trustadministrationgroup@wellsfargo.com

B-2

(vi)	Asset Representations Reviewer and Operating Advisor:

Park Bridge Lender Services LLC

600 Third Avenue, 40th Floor

New York, New York 10016

Attention: CD 2017-CD3 -- Surveillance Manager

with copies sent contemporaneously via email to:

cmbs.notices@parkbridgefinancial.com

2.	Initial Note A-2 Holder:

Citigroup Global Markets Realty Corp.
390 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Paul Vanderslice

Facsimile number: (212) 723-8599

with copies to:

Citigroup Global Markets Realty Corp.
390 Greenwich Street, 7th Floor
New York, New York 10013
Attention: Richard Simpson

Facsimile number: (646) 328-2943

with an electronic copy emailed to: richard.simpson@citi.com

and

Citigroup Global Markets Realty Corp.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan M. O’Connor

Facsimile number: (646) 862-8988

with an electronic copy emailed to: ryan.m.oconnor@citi.com

B-3

EXHIBIT C

PERMITTED FUND MANAGERS

1.	Westbrook Partners
2.	DLJ Real Estate Capital Partners
3.	iStar Financial Inc.
4.	Capital Trust, Inc.
5.	Lend-Lease Real Estate Investments
6.	Archon Capital, L.P.
7.	Whitehall Street Real Estate Fund, L.P.
8.	The Blackstone Group International Ltd.
9.	Apollo Real Estate Advisors
10.	Colony Capital, Inc.
11.	Praedium Group
12.	J.E. Robert Companies
13.	Fortress Investment Group LLC
14.	Lonestar Opportunity Fund
15.	Clarion Partners
16.	Walton Street Capital, LLC
17.	Starwood Financial Trust
18.	BlackRock, Inc.
19.	Rialto Capital Management, LLC
20.	Raith Capital Partners, LLC
21.	Eightfold Real Estate Capital, L.P.
22.	Perella Weinberg Partners
23.	Square Mile Capital Management LLC

C-1